The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-200642

Subject to Completion, Dated June 6, 2017

Preliminary Prospectus Supplement
(to Prospectus dated December 1, 2014)

COACH, INC.

$         % Senior Notes due 2022
$         % Senior Notes due 2027

We are offering $          aggregate principal amount of our notes, consisting of $          aggregate principal amount of our       % Senior Notes due 2022 (the “2022 Notes”) and $          aggregate principal amount of our       % Senior Notes due 2027 (the “2027 Notes,” and together with the 2022 Notes, the “Notes,” and each a “series” of Notes). We will pay interest on the Notes semi-annually on        and        of each year, beginning on             , 2018. The interest rate payable on each series of the Notes will be subject to adjustments from time to time if either Moody’s or S&P (or a substitute rating agency therefor) downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the applicable series of Notes as described in “Description of the Notes—Interest Rate Adjustment.” The 2022 Notes will mature on             , 2022 and the 2027 Notes will mature on             , 2027.

We may redeem some or all of the Notes of each series at any time at the applicable redemption price determined as set forth under “Description of the Notes—Optional Redemption.” Upon the occurrence of a “change of control triggering event,” we will be required to make an offer to repurchase the Notes of each series at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase, as described under “Description of the Notes— Offer to Repurchase Upon Change of Control Triggering Event.”

On May 7, 2017, we entered into a definitive merger agreement to acquire Kate Spade & Company (“Kate Spade”). The transaction is subject to customary closing conditions, including the tender of a majority of Kate Spade’s outstanding common stock pursuant to a tender offer by us and receipt of required regulatory approvals. We intend to use the net proceeds of this offering, together with our cash on hand and cash on hand at Kate Spade and approximately $1.1 billion in term loans that we expect to borrow at or around the time the merger is completed, to fund the purchase price of the acquisition and pay related fees and expenses. See “Use of Proceeds.” If (i) the merger has not been completed by February 7, 2018 (or such later date to which the “Termination Date” under the merger agreement is extended by agreement between us and Kate Spade) or (ii) prior to such date, the merger agreement is terminated in accordance with its terms, we must redeem all of the Notes of each series at a redemption price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the special mandatory redemption date. See “Description of the Notes—Special Mandatory Redemption.”

The Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations.

The Notes are new issues of securities with no established trading markets. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any automated quotation system.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-8 for a discussion of certain risks that you should consider in connection with an investment in the Notes.

	Public offering price(1)		Underwriting discount		Proceeds, before expenses, to us(1)
Per 2022 Note		%		%		%
2022 Notes Total	$		$		$
Per 2027 Note		%		%		%
2027 Notes Total	$		$		$
Total	$		$		$
(1)	Plus accrued interest, if any, from June , 2017.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the Notes will be made to investors in book-entry form only through The Depository Trust Company for the benefit of its direct and indirect participants, including Euroclear Bank S.A./N.V. and Clearstream Banking société anonyme, on or about June    , 2017.

Joint Book-Running Managers

BofA Merrill Lynch		J.P. Morgan
HSBC

June    , 2017

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

In this prospectus supplement, unless otherwise stated or the context otherwise requires, “Coach,” “ourselves,” “we,” “our,” “us,” and the “Company” refer to Coach, Inc. and its subsidiaries. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We and the underwriters have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making your investment decision.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that relevant date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or a solicitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

We utilize a 52-53 week fiscal year ending on the Saturday closest to June 30. Fiscal 2017 will be a 52-week period. The fiscal year ended July 2, 2016 (“fiscal 2016”) was a 53-week period, and the fiscal years ended June 27, 2015 (“fiscal 2015”) and June 28, 2014 (“fiscal 2014”) were each 52-week periods. The third quarter of fiscal 2017 ended on April 1, 2017 and was a 13-week period.

This prospectus supplement and the accompanying prospectus include registered trademarks, trade names and service marks of the Company and its subsidiaries.

Unless specifically indicated, the information presented in this prospectus supplement does not give effect to our proposed acquisition of Kate Spade.

INCORPORATION BY REFERENCE

In this prospectus supplement, we “incorporate by reference” certain information that we file with the Securities and Exchange Commission (the “SEC”), which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement:

•	Our Annual Report on Form 10-K for the fiscal year ended July 2, 2016 (filed on August 19, 2016) (the “2016 Form 10-K”);

S-ii

•	Our Quarterly Report on Form 10-Q for the quarters ended October 1, 2016 (filed on November 9, 2016) (the “First Quarter Form 10-Q”), December 31, 2016 (filed on February 8, 2017) (the “Second Quarter Form 10-Q”) and April 1, 2017 (filed on May 10, 2017) (the “Third Quarter Form 10-Q”);
•	Our Current Reports on Form 8-K (filed on August 2, 2016, August 3, 2016, August 22, 2016, August 26, 2016, September 9, 2016, November 10, 2016, January 4, 2017, February 10, 2017, April 6, 2017, May 8, 2017 and May 31, 2017); and
•	The portions of our Definitive Proxy Statement on Schedule 14A (filed on September 30, 2016) which were incorporated by reference into our 2016 Form 10-K.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished pursuant to Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus supplement until the termination of the offering under this prospectus supplement, shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference. The information contained on our website (http://www.coach.com/investors) is not incorporated into this prospectus supplement or the accompanying prospectus. The reference to our website is intended to be an inactive textual reference.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the debt securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, and the documents incorporated by reference in this prospectus supplement, contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and are based on management’s current expectations. These forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “may,” “will,” “should,” “expect,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential,” the negative of these terms or comparable terms.

Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” in this prospectus supplement, in the 2016 Form 10-K and the Third Quarter 10-Q, and otherwise discussed in our filings made from time to time with the SEC after the date of the registration statement of which this prospectus supplement is a part, as well as:

•	our ability to successfully execute our multi-year transformation and operational efficiency initiatives;
•	our ability to continue to expand or grow our business, including international expansion, and the impact of consumer demand, behavior and purchasing trends;
•	legal, regulatory, tax, political, economic and other risks associated with operating in international markets, including risks related to changes in exchange rates, political or economic instability in major markets, repatriation of foreign cash, natural and other disasters and changes in legal and regulatory requirements;
•	the effect of the global economy on consumer purchases of premium lifestyle products that we offer for sale;

S-iii

•	the impact of excess inventories and a decline in profitability as a result of increasing pressure on margins should we misjudge consumer demand;
•	changes in the competitive marketplace, including the development of new products by our competitors;
•	our ability to achieve the intended benefits, cost savings and synergies of acquisitions, and to avoid disrupting our current operations;
•	our ability to secure our computer systems and those of our third-party service providers from cybersecurity threats, including a privacy or data security breach;
•	our ability to retain the value of the Coach brand, the Stuart Weitzman brand and, following the merger, the Kate Spade brand, and to timely respond to changing fashion and retail trends;
•	fluctuations in foreign currency exchange rates;
•	fluctuations in our stock price;
•	our ability to adequately protect our intellectual property and curb the sale of counterfeit merchandise;
•	our exposure to risks inherent in global sourcing activities, including risks associated with cost fluctuations relating to raw materials, transportation, and labor costs;
•	the impact of leasing retail space subject to long-term and non-cancelable leases;
•	our ability to attract, develop and retain qualified employees, including key personnel;
•	the impact on our North American wholesale business of consolidations, liquidations, restructurings and other ownership changes in the retail industry;
•	the ability of third party service providers to perform the functions we outsource to them;
•	changes to our anticipated effective tax rates in future years;
•	the impact of seasonality and quarterly fluctuations in sales of our products on our operating results;
•	the impact on our licenses should our licensing partners fail to preserve the value of our licenses or changes in our relationships with licensing partners;
•	changes in our credit profile or deterioration in market conditions; and
•	the impact of relocating to our new global corporate headquarters, including disruptions in our operations.

These forward-looking statements are based largely on our expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. A detailed discussion of significant risk factors that have the potential to cause our actual results to differ materially from our expectations is described in “Risk Factors” on page S-8 and in Part 1, Item 1A of the 2016 Form 10-K and Part II, Item 1A of the Third Quarter Form 10-Q, which we have filed with the SEC and are incorporated by reference herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

S-iv

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary does not contain all of the information that you may wish to consider before investing in our securities. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, especially the risks of investing in our debt securities discussed under “Risk Factors.”

The Company

We are a leading New York design house of modern luxury accessories and lifestyle brands. The Coach brand was established in New York City in 1941, and has a rich heritage of pairing exceptional leathers and materials with innovative design. The Stuart Weitzman brand (“Stuart Weitzman”) is a leader in women’s designer footwear, and is built upon the concept of crafting a beautifully-constructed shoe, merging fashion and function.

Coach Brand

The Coach brand is one of the most recognized fine accessories brands in both North America and in targeted international markets. The Coach brand offers premium lifestyle accessories to an engaged customer base and provides consumers with fresh, compelling and innovative products that are extremely well made, at an attractive price. Our product offering uses a broad range of high quality leathers, fabrics and materials. In response to our customer’s demands for both fashion and function, the Coach brand offers updated styles and multiple product categories which address an increasing share of our customer’s accessory wardrobe. We present a sophisticated, modern and inviting environment to showcase our product assortment and reinforce a consistent brand positioning wherever the consumer may shop. We utilize a flexible, cost-effective global sourcing model, in which independent manufacturers supply our products, allowing us to efficiently bring our broad range of products to market.

We offer a number of key differentiating elements, including:

A Distinctive Brand — The Coach brand represents a blend of classic American style with a distinctive New York spirit, offering a design that is known for a distinguishing combination of style and function. The Coach brand offers lifestyle products that are relevant, extremely well made and provide excellent value.

A Market Leadership Position With Growing International Recognition — The Coach brand is a global leader in premium handbags and lifestyle accessories. Our long-standing reputation and distinctive image have been consistently developed across an expanding number of products, sales channels and international markets.

A Loyal And Involved Consumer — Consumers have maintained a strong emotional connection with the Coach brand. Part of our everyday mission is to continue to cultivate consumer relationships by strengthening this sentiment and brand loyalty.

A Multi-Channel Global Distribution Model — Products are available in image-enhancing environments globally wherever our consumer chooses to shop including: retail and outlet stores, directly operated concession shop-in-shops, online, and department and specialty stores. This allows us to maintain a dynamic balance as results do not depend solely on the performance of a single channel or geographic area. Our stores showcase our products and enhance the shopping experience while reinforcing the image of our brand. The modern luxury store design creates a distinctive environment to display our products. We continue to be committed to the elevation and enhancement of our in-store imagery through strategic investments in Coach branded stores and wholesale locations. Furthermore, store associates are trained to maintain high standards of visual presentation, merchandising and customer service.

Innovation With A Consumer-Centric Focus — We listen to our consumers through rigorous consumer research and strong consumer orientation. To truly understand globalization and its related impact, we understand the local context in each market, learning about our consumer wherever our products are sold. The Coach brand works to anticipate the consumer’s changing needs by keeping the product assortment fresh and compelling.

Stuart Weitzman Brand

Stuart Weitzman is a leading global women’s premium footwear brand, with a strong opportunity for growth both within North America and international markets. The design team is responsible for conceptualizing and directing the design of all products, and works closely with its manufacturing partners, primarily in Spain, to construct a broad mix of footwear styles. These manufacturers in aggregate support a broad mix of materials and seasonal influx of new, fashion oriented styles, which allows the Stuart Weitzman brand to quickly meet marketplace demands and changing consumer preferences. Stuart Weitzman products, which substantially consist of footwear, are sold primarily through department stores in North America and international locations, within numerous independent third party distributors and within Stuart Weitzman operated stores (including the Internet) in the United States, Canada and Europe.

Pending Acquisition of Kate Spade

On May 7, 2017, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kate Spade and one of our wholly owned subsidiaries (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub commenced an all-cash tender offer (the “Offer”) on May 26, 2017 to acquire any and all of Kate Spade’s outstanding shares of common stock (the “Kate Spade Shares”), at a purchase price of $18.50 per share, net to the seller in cash, without interest, and subject to any required withholding of taxes. We expect to pay total cash consideration, exclusive of expenses, of approximately $2.4 billion in connection with the acquisition. See “Use of Proceeds.” The Offer will initially expire at 11:59 p.m. (New York City time) on June 23, 2017 unless extended in accordance with the terms set forth in the Merger Agreement and the applicable rules and regulations of the SEC. Pursuant to and subject to the terms and conditions of the Merger Agreement, as soon as possible following the time at which the Kate Spade Shares validly tendered and not properly withdrawn pursuant to the Offer are first accepted for payment under the Offer, Merger Sub will merge with and into Kate Spade, with Kate Spade surviving the merger as a wholly-owned subsidiary of Coach.

The obligation of Merger Sub to purchase Kate Spade Shares tendered in the Offer is subject to customary closing conditions, including (i) a number of Kate Spade Shares must have been validly tendered and received and not validly withdrawn that, when added to the number of Kate Spade Shares (if any) then owned by us or Merger Sub, equals at least one Kate Spade Share more than 50% of all Kate Spade Shares then outstanding, (ii) the expiration or termination of applicable waiting periods under, or receipt of the applicable consents required under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and relevant antitrust and competition laws in Japan, (iii) the absence of any order, applicable law or other legal restraints of an applicable governmental authority enjoining or otherwise prohibiting the consummation of the Offer or the merger, (iv) the accuracy of certain representations and warranties of each of the parties contained in the Merger Agreement, subject to specified materiality qualifications, (v) compliance, in all material respects, by each of the parties with their respective covenants contained in the Merger Agreement, (vi) the absence of a material adverse effect on Kate Spade since the date of the Merger Agreement, and (vii) the other conditions set forth in the Merger Agreement. The consummation of the Offer is not subject to a financing condition.

We intend to finance the acquisition, including the payment of related fees and expenses, with the net proceeds from this offering, together with our cash on hand and cash on hand at Kate Spade and new term loans that we expect to borrow at or around the time the merger is completed. On May 7, 2017, we entered into a bridge facility commitment letter pursuant to which Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated committed to provide up to $2.1 billion under a 364-day senior unsecured bridge term loan credit facility to finance the acquisition in the event that we have not issued senior unsecured notes and obtained term loans prior to the consummation of the merger. On May 30, 2017, we entered into a new credit agreement, whereby Bank of America, N.A. and a syndicate of lenders committed to provide, subject to the satisfaction or waiver of the conditions set forth therein, an $800 million term loan facility maturing six months after the initial borrowing thereunder, which we expect to repay with cash on our balance sheet, and a new $300 million term loan facility maturing three years after the initial borrowing thereunder (collectively, the “Term Loans”). Borrowings under the term loan facilities will be used in lieu of borrowing under the bridge facility. The new credit agreement also includes a $900 million revolving credit facility with a maturity date of May 30, 2022, which replaced our previously existing revolving credit facility. We also intend to utilize the net proceeds from this offering in lieu of borrowing under the bridge facility.

Kate Spade & Company operates principally under two global, multichannel lifestyle brands: kate spade new york and JACK SPADE. The company’s four category pillars — women’s, men’s, children’s and home — span demographics, genders and geographies. In addition, Kate Spade owns the Adelington Design Group, a private brand jewelry design and development group.

Corporate Information

We are a Maryland corporation. The address of our principal executive offices and our telephone number at that location is:

Coach, Inc.
10 Hudson Yards
New York, New York 10001
(212) 594-1850

The Offering

This summary is not a complete description of the Notes. For a more detailed description of the Notes, see “Description of the Notes” in this prospectus supplement.

Issuer
Coach, Inc.
Securities Offered
$         aggregate principal amount of Notes, consisting of $          aggregate principal amount of           % Senior Notes due 2022 and $          aggregate principal amount of          % Senior Notes due          2027.
Maturity
The 2022 Notes will mature on          , 2022 and the 2027 Notes will mature on          , 2027.
Interest Rate
Subject to “—Interest Rate Adjustment” below, the 2022 Notes will bear interest from June    , 2017 at the rate of          % per annum and the 2027 Notes will bear interest from June    , 2017 at the rate of          % per annum.
Interest Rate Adjustment
The interest rate payable on each series of the Notes will be subject to adjustments from time to time if either Moody’s or S&P (or a substitute rating agency therefor) downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the applicable series of Notes. See “Description of the Notes—Interest Rate Adjustment.”
Interest Payment Dates
Interest on the Notes is payable semi-annually on             and             of each year, beginning on          , 2018.
Ranking of Notes
The Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations. The Notes will be effectively junior to any of our future indebtedness that is secured to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to the liabilities of our subsidiaries.

As of April 1, 2017, on a pro forma basis after giving effect to this offering and the funding of the Term Loans, and, in each case, the application of the proceeds thereof and the consummation of the acquisition:

•	we would have had no secured indebtedness;
•	we would have had unsecured and unsubordinated obligations of $2.7 billion; and
•	our subsidiaries would have had liabilities of approximately $899.5 million.
Sinking Fund
None.

Optional Redemption
We may redeem some or all of the Notes of each series at any time at the applicable redemption price determined as set forth under “Description of the Notes—Optional Redemption.”
Special Mandatory Redemption
If (i) the merger has not been completed by February 7, 2018 (or such later date to which the “Termination Date” under the Merger Agreement is extended by agreement between us and Kate Spade) or (ii) prior to such date, the Merger Agreement is terminated in accordance with its terms (the earlier of such date of termination and the Termination Date, the “Acquisition Deadline”), then we must redeem all of the Notes of each series at a redemption price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the special mandatory redemption date. The “special mandatory redemption date” means the 10th day (or if such day is not a business day, the first business day thereafter) following the transmission of a notice of special mandatory redemption, which shall be transmitted no later than 20 days after the Acquisition Deadline. See “Description of the Notes—Special Mandatory Redemption.”
Change of Control Triggering Event
Upon the occurrence of a “change of control triggering event,” as defined under “Description of the Notes— Offer to Repurchase Upon Change of Control Triggering Event,” we will be required to make an offer to repurchase the Notes of each series at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.
Certain Covenants
The indenture governing the Notes will contain covenants limiting our ability and our subsidiaries’ ability to:
•	create certain liens;
•	enter into sale and leaseback transactions; and
•	consolidate or merge with, or sell, lease or convey all or substantially all of our or their properties or assets to, another person.

However, each of these covenants is subject to a number of significant exceptions. You should read “Description of the Notes—Certain Covenants” for a description of these covenants.

Form and Denominations
We will issue the Notes of each series in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes of each series will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”).

You will hold beneficial interests in the Notes through DTC, and DTC and its direct and indirect participants will record your beneficial interest in their books. Except under limited circumstances, we will not issue certificated Notes.

Further Issuances
We may, without consent of the holders of the Notes of a series, create and issue additional Notes of a series ranking equally with the other Notes of such series in all respects (other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto). These additional Notes will be consolidated and form a single series with the previously outstanding Notes of that series; provided that if such additional Notes are not fungible for U.S. federal income tax purposes with any Notes of such series previously issued, such additional Notes will be issued under a separate CUSIP, ISIN and/or any other identifying number.
Timing and Delivery
It is expected that delivery of the Notes will be made against payment therefor on or about June    , 2017, which is the tenth business day following the date of pricing of the notes (such settlement cycle being referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next succeeding six business days will be required, by virtue of the fact that the Notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.
Use of Proceeds
We intend to use the net proceeds of this offering, together with our cash on hand and cash on hand at Kate Spade and approximately $1.1 billion in Term Loans that we expect to borrow at or around the time the merger is completed, to fund the purchase price of the acquisition and pay related fees and expenses. Pending the application of the net proceeds, we may temporarily invest the net proceeds in cash equivalents or short-term investments. See “Use of Proceeds.”
Absence of Public Market for the Notes
The Notes are new issues of securities with no established trading markets. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any automated quotation system. The underwriters have advised us that they intend to make a market in the Notes of each series, but they are not obligated to do so, and any market-making in the Notes may be discontinued at any time in their sole discretion.

Accordingly, there can be no assurance as to the development or liquidity of any markets for the Notes. For more information, see “Underwriting.”

Governing Law
New York.
Trustee, Registrar, Paying Agent
U.S. Bank National Association.
Risk Factors
An investment in the Notes involves risk. You should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement, in Part I, Item 1A of the 2016 Form 10-K and in Part II, Item 1A of the Third Quarter Form 10-Q, before deciding whether to invest in the Notes.

RISK FACTORS

Investing in the Notes offered hereby involves risks. Prior to deciding to purchase any Notes, prospective investors should consider carefully all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. In particular, you should carefully consider the risk factors set forth below related to the issuance of the Notes and the risk factors that are incorporated by reference from the sections of the 2016 Form 10-K and the Third Quarter 10-Q entitled “Item 1A. Risk Factors,” where we identify other factors that could affect our business. See “Incorporation by Reference” and “Where You Can Find More Information.” Some factors set forth below and in the Risk Factors sections of the 2016 Form 10-K and the Third Quarter Form 10-Q may be “forward-looking statements.” For a discussion of those statements and of other factors for investors to consider, see “Special Note on Forward-Looking Statements” in this prospectus supplement, “Statements Regarding Forward-Looking Information” in the accompanying prospectus and “Special Note on Forward-Looking Information in the 2016 Form 10-K and the Third Quarter Form 10-Q.

Risks related to the Notes

We may be unable to redeem any or all of the Notes in the event of a special mandatory redemption.

If (i) the merger has not been completed by February 7, 2018 (or such later date to which the “Termination Date” under the merger agreement is extended by agreement between us and Kate Spade) or (ii) prior to such date, the merger agreement is terminated in accordance with its terms, we will be obligated to redeem all of the Notes of each series at a redemption price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the special mandatory redemption date (as defined herein). See “Description of the Notes—Special Mandatory Redemption.” We are not obligated to place the proceeds of the offering of any Notes in escrow prior to the completion of the merger or to provide a security interest in those proceeds. Accordingly, we will need to fund any special mandatory redemption of the Notes using proceeds that we have voluntarily retained and from other sources of liquidity. In the event of a special mandatory redemption, we may not have sufficient funds to purchase any or all of the Notes, which would constitute an event of default under the indenture.

In the event of a special mandatory redemption, holders of the Notes may not obtain their expected return on such Notes.

If we redeem the Notes pursuant to the special mandatory redemption provisions, you may not obtain your expected return on the Notes and may not be able to reinvest the proceeds from such special mandatory redemption in an investment that results in a comparable return. In addition, the special mandatory redemption provisions of the Notes may negatively affect the trading prices of the Notes. You will have no rights under the special mandatory redemption provisions if the merger closes, nor will you have any right under such provisions to require us to repurchase your Notes if, between the closing of this offering and the completion of the merger, we experience any changes (including any material adverse changes) in our business or financial condition, or if the terms of the Merger Agreement change, including in material respects.

Restrictive covenants in the documents governing our indebtedness may limit our ability to undertake certain types of transactions.

We have a credit facility that provides for (i) an $800 million term loan facility, expected to be funded immediately prior to the closing of the merger and due six months after the initial borrowing thereunder, (ii) a $300 million term loan facility, expected to be funded immediately prior to the closing of the merger and due three years after the initial borrowing thereunder and (iii) a $900 million revolving credit facility with a maturity date of May 30, 2022. As a result of various restrictive covenants in the agreement governing our credit facility, our financial flexibility is limited in a number of ways. The credit facility contains a number of covenants that, among other things, restrict our ability, subject to specified exceptions, to incur debt, engage in new lines of business, incur liens, engage in mergers, consolidations, liquidations and dissolutions, dispose of all or substantially all of the assets of the Company and its subsidiaries, make investments, loans, advances, guarantees and acquisitions, make certain restricted payments and enter into transactions with affiliates. The Company and its subsidiaries must also comply on a quarterly basis with a maximum total leverage ratio of 4.0 to 1.0. Additionally, if an event of default occurs under the credit facility, the administrative agent for the credit facility or a majority of the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest and all fees to be due and payable. In such an event, we cannot assure you that we would have sufficient assets to pay amounts due on the Notes. As a result, you may receive less than the full amount you would otherwise be entitled to receive on the Notes.

The Notes will be effectively subordinated to any of our debt that is secured.

The Notes will be unsecured, unguaranteed obligations of Coach and will be effectively subordinated to any secured debt obligations that we may incur in the future to the extent of the value of the assets securing that debt. The effect of this subordination is that if we are involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, or upon a default in payment on, or the acceleration of, any of our secured debt, if any, our assets that secure debt will be available to pay obligations on the Notes only after all of our secured debt, if any, has been paid in full from those assets. Holders of the Notes will share the value of any remaining assets ratably with all of our other unsecured and unsubordinated creditors, including trade creditors. We may not have sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. See “Description of the Notes.”

The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Notes will be our exclusive obligations. The Notes will not be obligations of any of our subsidiaries and will be effectively subordinated to the liabilities, including trade payables, of our subsidiaries. The incurrence of other indebtedness or other liabilities by any of our subsidiaries is not prohibited in connection with the Notes and could adversely affect our ability to pay our obligations on the Notes. A significant portion of our operations is conducted through our subsidiaries and our cash flow and consequent ability to service our debt, including the Notes, depends in part on our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the Notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors, including trade creditors, and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the Notes). Consequently, the Notes will be structurally subordinated to all liabilities, including trade payables of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of April 1, 2017, on a pro forma basis after giving effect to this offering and the funding of the Term Loans, and, in each case, the application of the proceeds thereof and the consummation of the acquisition, our subsidiaries would have had liabilities of approximately $899.5 million.

We are permitted to incur more debt, which may increase risks associated with our leverage.

Neither we nor any of our subsidiaries are restricted from incurring additional unsecured debt or other liabilities, including additional unsecured senior debt, under the indenture governing the Notes. If we incur additional debt or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted under the indenture governing the Notes from paying dividends or repurchasing our securities.

The provisions in the indenture relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.

The provisions in the indenture will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of change of control triggering event in the indenture to trigger these provisions. Except as described under “Description of the Notes—Offer to Repurchase Upon Change of Control Triggering Event,” the indenture will not contain provisions that permit the holders of the Notes to require us to repurchase the Notes in the event of a takeover, recapitalization or similar transaction.

We may not be able to repurchase all of the Notes upon a change of control triggering event.

As described under “Description of the Notes—Offer to Repurchase Upon Change of Control Triggering Event,” we will be required to offer to repurchase the Notes upon the occurrence of events constituting a Change of Control Triggering Event. We may not have sufficient funds to repurchase the Notes in cash at such time or have the ability to arrange necessary financing on acceptable terms. Our failure to repurchase the Notes as required under the indenture would result in a default under the indenture and an event of default under our credit facility, each of which could have material adverse consequences for us and the holders of the Notes. In addition, our ability to repurchase the Notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time.

There are no existing markets for the Notes. If any develop, they may not be liquid.

The Notes are new issues of securities and there are currently no established markets for the Notes. We do not intend to list the Notes on any national securities exchange or to seek their quotation on any automated dealer quotation system. The underwriters have advised us that they currently intend to make a market in the Notes of each series following the offering, as permitted by applicable laws or regulations. However, the underwriters have no obligation to make a market in the Notes of any series and they may cease market-making activities at any time without notice. Further, there can be no assurance as to the liquidity of any markets that may develop for the Notes, your ability to sell your Notes or the prices at which you will be able to sell your Notes. Future trading prices of the Notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the Notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	the time remaining to the maturity of the Notes;
•	the outstanding amount of the Notes;
•	our financial performance;
•	our credit ratings with nationally recognized credit rating agencies; and
•	the level, direction and volatility of market interest rates generally.

The prices at which you will be able to sell your Notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.

We believe that the value of the Notes in any secondary market will be affected by the supply and demand for the Notes, the interest rate and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what we expect to be the impact on the market values of the Notes of a change in a specific factor, assuming all other conditions remain constant.

U.S. interest rates. We expect that the market values of the Notes will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the market values of the Notes may decrease.

Our credit rating. Actual or anticipated changes in our credit ratings may affect the market values of the Notes.

Financial conditions and results. Actual or anticipated changes in our financial condition or results may affect the market values of the Notes. U.S. lawmakers are evaluating proposals for substantial changes to U.S. fiscal and tax policies, which could include comprehensive tax reform. A variety of tax reform proposals that would significantly impact U.S. taxation of corporations are under consideration, including elimination of the interest deduction, introduction of a border adjustment tax and taxation of previously unrepatriated foreign earnings. Our inability to deduct interest on the Notes or our other indebtedness or imposition of a material tax liability with respect to our offshore cash could have a material adverse effect on our financial condition and results of operations, which may affect the market values of the Notes.

The impact of one of the factors above, such as an increase in U.S. interest rates, may offset some or all of any change in the market values of the Notes attributable to another factor, such as an improvement in our credit rating or our financial condition.

Ratings of the Notes may change after issuance and affect the market prices and marketability of the Notes.

We currently expect that, upon issuance, the Notes will be rated by one or more rating agencies. Such ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with the application of the proceeds of this offering or in connection with future events, such as future acquisitions. Holders of Notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the Notes. In addition, any decline in the ratings of the Notes may make it more difficult for us to raise capital on acceptable terms.

Risks related to the Merger

Acquisitions may not be successful in achieving intended benefits, cost savings and synergies and may disrupt current operations.

One component of our growth strategy is acquisitions, such as our acquisition of Stuart Weitzman Holdings, LLC during fiscal 2015 and our recently announced agreement to acquire Kate Spade, which is expected to occur in the third quarter of calendar 2017, subject to certain closing conditions. Our management team has and will consider growth strategies and expected synergies when considering any acquisition, and while we continually review potential acquisition opportunities, there can be no assurance that we will be able to identify suitable candidates or consummate these transactions on acceptable terms.

The integration process of any newly acquired company may be complex, costly and time-consuming. The potential difficulties of integrating the operations of an acquired business, such as Stuart Weitzman and/or Kate Spade, and realizing our expectations for an acquisition, including the benefits that may be realized, include, among other things:

•	failure of the business to perform as planned following the acquisition or achieve anticipated revenue or profitability targets;
•	delays, unexpected costs or difficulties in completing the integration of acquired companies or assets;
•	higher than expected costs, lower than expected cost savings or synergies and/or a need to allocate resources to manage unexpected operating difficulties;
•	difficulties assimilating the operations and personnel of acquired companies into our operations;
•	diversion of the attention and resources of management or other disruptions to current operations;
•	the impact on our or an acquired business’ internal controls and compliance with the requirements under the Sarbanes-Oxley Act of 2002;
•	unanticipated issues in integrating manufacturing, logistics, information, communications and other systems;
•	unanticipated changes in applicable laws and regulations;
•	unanticipated changes in the combined business due to potential divestitures or other requirements imposed by antitrust regulators;
•	retaining key customers, suppliers and employees;
•	retaining and obtaining required regulatory approvals, licenses and permits;
•	operating risks inherent in the acquired business and our business;
•	consumers’ failure to accept product offerings by us or our licensees;
•	assumption of liabilities not identified in due diligence; and
•	other unanticipated issues, expenses and liabilities.

Our failure to successfully complete the integration of any acquired business, including Stuart Weitzman and/or Kate Spade, and any adverse consequences associated with future acquisition activities, could have an adverse effect on our business, financial condition and operating results.

Completed acquisitions may result in additional goodwill and/or an increase in other intangible assets on our balance sheet. We are required annually, or as facts and circumstances exist, to test goodwill and other intangible assets to determine if impairment has occurred. If the testing performed indicates that impairment has occurred, we are required to record a non-cash impairment charge for the difference between the carrying value of the goodwill or other intangible assets and the implied fair value of the goodwill or the fair value of other intangible assets in the period the determination is made. We determined there was no impairment in fiscal 2016, fiscal 2015 and fiscal 2014; however, we cannot accurately predict the amount and timing of any impairment of assets. Should the value of goodwill or other intangible assets become impaired, there could be a material adverse effect on our financial condition and results of operations.

If the merger is consummated, we will incur a substantial amount of debt, including the issuance of the Notes offered hereby, to finance a portion of the consideration for the merger, which could restrict our ability to engage in additional transactions or incur additional indebtedness.

We intend to finance the acquisition with the net proceeds of this offering, together with our cash on hand and cash on hand at Kate Spade and approximately $1.1 billion in Term Loans that we expect to borrow at or around the time the merger is completed. Following the completion of this offering and the merger, we will have a significant amount of indebtedness outstanding. As of April 1, 2017, on a pro forma basis, giving effect to this offering and the funding of the Term Loans, and in each case, the application of the proceeds thereof and the consummation of the acquisition, our consolidated indebtedness would have been approximately $2.7 billion. See “Coach and Kate Spade Unaudited Pro Forma Condensed Combined Financial Information.” This substantial level of indebtedness could have important consequences to our business, including making it more difficult to satisfy our debt obligations, increasing our vulnerability to general adverse economic and industry conditions, limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and restricting us from pursuing certain business opportunities. These limitations could reduce the benefits we expect to achieve from the merger or impede our ability to engage in future business opportunities or strategic acquisitions.

The unaudited pro forma condensed combined financial statements included in this prospectus supplement are preliminary and our actual financial condition and results of operations after the merger may differ materially.

The unaudited pro forma condensed combined financial statements included in this prospectus supplement are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates, and are not necessarily indicative of what our actual financial condition or results of operations would have been had the merger been completed on the dates indicated. Our actual financial condition and results of operations following the merger may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations following the merger. Any potential decline in our financial condition or results of operations may cause significant variations in the value of the Notes after completion of the merger. For more information, see “Coach and Kate Spade Unaudited Pro Forma Condensed Combined Financial Information.”

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of $    million, after deducting estimated underwriting discounts and our estimated offering expenses. We intend to use the net proceeds of this offering, together with our cash on hand and cash on hand at Kate Spade and approximately $1.1 billion in Term Loans that we expect to borrow at or around the time the merger is completed, to fund the purchase price of the acquisition and pay related fees and expenses. Pending the application of the net proceeds, we may temporarily invest the net proceeds in cash equivalents or short-term investments. In addition, in connection with the acquisition, Kate Spade’s outstanding $385 million term loan will be repaid with Kate Spade’s cash on hand.

The following table summarizes the estimated sources and uses of proceeds in connection with this offering, the merger, and the related financing transactions, assuming such transactions occurred on April 1, 2017. The actual amounts set forth in the table and in the accompanying footnotes are subject to adjustment and may differ at the time of the consummation of the merger depending on several factors, including differences from our estimation of fees and expenses.

Sources of Funds		Uses of Funds
	(in millions)		(in millions)
Coach cash on hand	$330	Cash consideration for the merger(2)	$2,390
Kate Spade cash on hand	30	Estimated fees and expenses	70
Six-month Term Loan(1)	800
Three-year Term Loan	300
2022 Notes offered hereby
2027 Notes offered hereby
Total	$2,460	Total	$2,460

(1)	We expect to repay this six-month Term Loan with cash on our balance sheet at maturity.
(2)	Includes $2,379 million in cash consideration to be paid to Kate Spade stockholders and $11 million in cash to be paid in satisfaction of existing Kate Spade equity awards. Excludes Coach shares having a value of approximately $6 million that will be exchanged for outstanding Kate Spade equity awards.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for Coach is set forth below for the periods indicated.

	Nine Months Ended	Year Ended(1)
	April 1, 2017	July 2, 2016	June 27, 2015	June 28, 2014	June 29, 2013	June 30, 2012
Ratio of earnings to fixed charges(2)	5.5x	5.1x	5.7x	11.4x	17.0x	18.2x
(1)	Fiscal 2016 consisted of 53 weeks. All other fiscal years presented consisted of 52 weeks.
(2)	For purposes of computing the above ratios of earnings to fixed charges, earnings are defined as net income before income taxes and excluding loss from equity investees, plus fixed charges that are charged against income. Fixed charges consist of interest expense, including the amortization of deferred financing costs, and the portion of rent expense that is considered to be representative of the interest embedded in the related leases.

CAPITALIZATION

The following table sets forth our cash position and capitalization as of April 1, 2017, on an actual basis and on an as adjusted basis after giving effect to this offering and the funding of the Term Loans, and, in each case, the application of the proceeds thereof and the consummation of the acquisition. In addition, in connection with the acquisition, Kate Spade’s outstanding $385 million term loan will be repaid with Kate Spade’s cash on hand.

You should read this information in conjunction with “Use of Proceeds” included elsewhere in this prospectus supplement and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and our historical financial statements and related notes in the 2016 Form 10-K, the First Quarter Form 10-Q, the Second Quarter Form 10-Q and the Third Quarter Form 10-Q, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	April 1, 2017
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$1,394.5	$
Debt:
Revolving Credit Facility	—
Term Loans	—
4.250% Senior Notes due 2025	600.0
% Senior Notes due 2022 offered hereby	—
% Senior Notes due 2027 offered hereby	—
Total debt	600.0
Stockholders’ equity:
Common stock, par value $0.01 per share; 1,000,000,000 shares authorized, 281.1 million shares issued and outstanding	2.8
Preferred stock, par value $0.01 per share; 25,000,000 shares authorized, none issued	—
Additional paid-in capital	2,931.8
Retained earnings	51.1
Accumulated other comprehensive income	(93.8)
Total stockholders’ equity	2,891.9
Total capitalization	$3,491.9	$

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF COACH

The following table sets forth selected historical consolidated financial data for Coach, Inc. and its consolidated subsidiaries. The selected consolidated financial data as of July 2, 2016 and as of June 27, 2015 and for the years ended July 2, 2016, June 27, 2015 and June 28, 2014 have been derived from Coach’s audited consolidated financial statements and related notes contained in its Annual Report on Form 10-K for the year ended July 2, 2016, which are incorporated by reference into this prospectus supplement. The selected consolidated financial data as of June 28, 2014 have been derived from Coach’s audited consolidated financial statements and related notes contained in its Annual Report on Form 10-K for the year ended June 27, 2015 as this consolidated financial data is not incorporated by reference into this prospectus supplement. The selected consolidated financial data as of April 1, 2017 and for the nine months ended April 1, 2017 and March 26, 2016 have been derived from Coach’s unaudited condensed consolidated financial statements and related notes contained in its Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2017, which is incorporated by reference into this prospectus supplement. The results for the nine months ended April 1, 2017 and March 26, 2016 are not necessarily indicative of the results that may be expected for the entire fiscal year. Coach’s unaudited interim financial statements reflect all adjustments that management of Coach considers necessary for the fair presentation of Coach’s financial position and results of operations as of April 1, 2017 and for the nine months ended April 1, 2017 and March 26, 2016 in accordance with United States generally accepted accounting principles (“GAAP”). Historical results are not necessarily indicative of the results that may be expected for any future period.

This selected historical consolidated financial data should be read in conjunction with Coach’s audited consolidated financial statements, the notes related thereto and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Coach’s Annual Report on Form 10-K for the year ended July 2, 2016 and Coach’s unaudited condensed consolidated financial statements, the notes related thereto and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Coach’s Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2017. See “Where You Can Find More Information” and “Incorporation by Reference.”

	Nine Months Ended		Fiscal Year Ended(1)
	April 1, 2017	March 26, 2016	July 2, 2016(2)	June 27, 2015(3)	June 28, 2014(4)
	(unaudited)
	(millions, except per share data)
Consolidated Statements of Income Data
Net sales	$3,354.5	$3,337.2	$4,491.8	$4,191.6	$4,806.2
Gross profit	2,326.6	2,268.6	3,051.3	2,908.6	3,297.0
Selling, general and administrative expenses	1,732.2	1,731.9	2,397.8	2,290.6	2,176.9
Operating income	594.4	536.7	653.5	618.0	1,120.1
Net income	$439.3	$379.0	$460.5	$402.4	$781.3
Net income:
Per basic share	$1.57	$1.37	$1.66	$1.46	$2.81
Per diluted share	$1.56	$1.36	$1.65	$1.45	$2.79
Weighted-average basic shares outstanding	280.2	277.4	277.6	275.7	277.8
Weighted-average diluted shares outstanding	282.2	278.7	279.3	277.2	280.4
Dividends declared per common share	$1.0125	$1.0125	$1.350	$1.350	$1.350
Consolidated Percentage of Net Sales Data
Gross margin	69.4%	68.0%	67.9%	69.4%	68.6%
SG&A expenses	51.6%	51.9%	53.4%	54.6%	45.3%
Operating margin	17.7%	16.1%	14.5%	14.7%	23.3%
Net income	13.1%	11.4%	10.3%	9.6%	16.3%

	April 1, 2017	July 2, 2016(1)(2)	June 27, 2015(1)(3)	June 28, 2014(1)(4)
	(unaudited)
	(millions)
Consolidated Balance Sheet Data:
Working capital	$2,133.3	$1,346.2	$1,671.8	$1,042.1
Total assets	4,661.0	4,892.7	4,666.9	3,663.1
Cash, cash equivalents and investments	1,996.3	1,878.0	1,931.8	1,353.1
Inventory	478.7	459.2	485.1	526.2
Total current liabilities	636.3	826.7	834.7	813.1
Stockholders’ equity	2,891.9	2,682.9	2,489.9	2,420.6
(1)	Coach’s fiscal year ends on the Saturday closest to June 30. Fiscal year 2016 was a 53-week year. Fiscal years 2015 and 2014 were each 52-week years.
(2)	Coach acquired the Stuart Weitzman Canada distributor in the fourth quarter of fiscal 2016 (which included the impact of an additional 14 retail stores).
(3)	Coach acquired Stuart Weitzman in the fourth quarter of fiscal 2015.
(4)	Coach acquired the remaining 50% interest in its Europe businesses from its former distributors in fiscal 2014.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF KATE SPADE

The following table sets forth selected historical consolidated financial data for Kate Spade & Company and its consolidated subsidiaries. The selected consolidated financial data as of December 31, 2016 and as of January 2, 2016, and for the years ended December 31, 2016, January 2, 2016 and January 3, 2015 have been derived from Kate Spade’s audited consolidated financial statements and related notes contained in our Current Report on Form 8-K filed on May 31, 2017, which is incorporated by reference into this prospectus supplement. The selected consolidated financial data as of January 3, 2015 have been derived from Kate Spade’s selected financial data contained in Item 6 of its Annual Report on Form 10-K for the year ended December 31, 2016 as this consolidated financial data is not incorporated by reference into this prospectus supplement. The selected consolidated financial data as of April 1, 2017 and for the three months ended April 1, 2017 and April 2, 2016 have been derived from Kate Spade’s unaudited condensed consolidated financial statements and related notes contained in our Current Report on Form 8-K filed on May 31, 2017, which is incorporated by reference into this prospectus supplement. The results for the three months ended April 1, 2017 and April 2, 2016 are not necessarily indicative of the results that may be expected for the entire fiscal year. Kate Spade’s unaudited interim financial statements reflect all adjustments that management of Kate Spade considers necessary for the fair presentation of Kate Spade’s financial position and results of operations as of April 1, 2017 and for the three months ended April 1, 2017 and April 2, 2016 in accordance with GAAP. Historical results are not necessarily indicative of the results that may be expected for any future period.

This selected historical consolidated financial data should be read in conjunction with Kate Spade’s audited consolidated financial statements and the notes related thereto contained in our Current Report on Form 8-K filed on May 31, 2017 and Kate Spade’s unaudited condensed consolidated financial statements and the notes related thereto contained in our Current Report on Form 8-K filed on May 31, 2017. See “Where You Can Find More Information” and “Incorporation by Reference.”

	Three Months Ended		Fiscal Year Ended
	April 1, 2017	April 2, 2016	December 31, 2016	January 2, 2016	January 3, 2015
	(unaudited)
	(thousands, except per share data)
Consolidated Statements of Income Data
Net Sales	$271,225	$274,422	$1,381,478	$1,242,720	$1,138,603
Gross Profit	171,462	169,481	826,920	754,107	680,271
Operating Income	6,882	17,713	183,613	66,398	33,472
Income from Continuing Operations(1)(2)	1,194	10,916	151,558	21,708	76,726
Net Income(2)	$1,359	$11,636	$153,582	$17,087	$159,160
Per common share data:
Basic
Income from Continuing Operations	$0.01	$0.09	$1.18	$0.17	$0.61
Net Income	$0.01	$0.09	$1.20	$0.13	$1.26
Diluted
Income from Continuing Operations	$0.01	$0.08	$1.17	$0.17	$0.60
Net Income	$0.01	$0.09	$1.19	$0.13	$1.25
Weighted average shares outstanding, basic	128,387	127,931	128,043	127,634	126,264
Weighted average shares outstanding, diluted	128,954	128,636	129,164	128,222	127,019

	April 1, 2017	December 31, 2016	January 2, 2016	January 3, 2015
	(unaudited)
	(thousands)
Consolidated Balance Sheet Data:
Working capital	$536,731	$533,059	$354,538	$221,705
Total assets(3)	1,092,105	1,110,319	975,597	920,685
Total debt(3)	392,579	393,406	396,793	405,090
Total stockholders’ equity	436,317	429,931	245,221	199,611
(1)	During the fiscal years ended January 2, 2016 and January 3, 2015, Kate Spade recorded pretax charges of $35.4 million and $42.0 million, respectively, related to streamlining initiatives, which are discussed in Note 13 of the Notes to Consolidated Financial Statements of Kate Spade contained in Exhibit 99.1 to Coach’s Current Report on Form 8-K filed on May 31, 2017.

During the fiscal year ended January 2, 2016, Kate Spade recorded a pretax charge of $26.0 million to terminate contracts with its former joint venture partner in China.

During the fiscal year ended January 3, 2015, Kate Spade recorded a pretax non-cash impairment charge of $1.5 million in its Adelington Design Group segment related to the TRIFARI trademark.

(2)	During the fiscal year ended January 3, 2015, Kate Spade recorded a net benefit of $87.4 million resulting from the reversal of reserves for uncertain tax positions due to the expiration of the related statutes of limitations.
(3)	As discussed in Note 1 of the Notes to Consolidated Financial Statements of Kate Spade contained in Exhibit 99.1 to Coach’s Current Report on Form 8-K filed on May 31, 2017, Kate Spade retrospectively adopted new accounting guidance on debt issuance costs on the first day of its fiscal year ended December 31, 2016. Kate Spade reclassified $5.7 million of debt issuance costs from an asset to a direct reduction of the reported debt balances for the fiscal year ended January 3, 2015.

COACH AND KATE SPADE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements have been prepared to reflect the acquisition of the entire equity interest in Kate Spade & Company (“Kate Spade”) by Coach, Inc. (“Coach”), and the related financing transactions. We intend to finance the acquisition, inclusive of related fees and expenses, with the net proceeds of senior unsecured notes, new term loans that we expect to borrow at the time the acquisition is completed, together with our cash on hand and cash on hand at Kate Spade. We have entered into a $2.1 billion bridge loan facility commitment letter pursuant to which Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A. (together, “BofA Merrill Lynch”) committed to provide financing for the acquisition (the “Bridge Loan Commitment Letter”); however, we intend to issue short-term and long-term debt as described in Note 3 below in lieu of drawing on the bridge loan facility.

The unaudited pro forma condensed combined balance sheet has been derived from the historical consolidated balance sheets of Coach and Kate Spade as of April 1, 2017, to give effect to the Kate Spade acquisition as if it had occurred on April 1, 2017. The unaudited pro forma condensed combined statements of income have been derived from the historical statements of income of Coach and Kate Spade for the nine months ended April 1, 2017, and the fiscal year ended July 2, 2016, and give effect to the consummation of the acquisition as if it had occurred on June 28, 2015.

More specifically, Coach utilizes a 52- or 53-week fiscal year that ends on June 30 or the Saturday closest to June 30 if June 30 does not fall on a Saturday. Kate Spade utilizes a 52- or 53-week fiscal year that ends on December 31 or the Saturday closest to December 31 if December 31 does not fall on a Saturday. The unaudited pro forma condensed combined balance sheet as of April 1, 2017 combines the historical interim unaudited condensed consolidated balance sheets of both Coach and Kate Spade as of April 1, 2017. The unaudited pro forma condensed combined statements of income for the nine months ended April 1, 2017 combine Coach’s unaudited historical condensed consolidated statement of income for the nine months ended April 1, 2017 with the aggregate of Kate Spade’s historical unaudited quarterly results for the quarters ended October 1, 2016, December 31, 2016, and April 1, 2017.

The unaudited pro forma condensed combined statements of income for the year ended July 2, 2016 combines Coach’s consolidated statement of income for the year ended July 2, 2016 with the aggregate of Kate Spade’s unaudited quarterly results for the quarters ended October 3, 2015, January 2, 2016, April 2, 2016, and July 2, 2016. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the acquisition and related financing transactions and, with respect to the statement of income only, expected to have a continuing impact on the combined results. Management noted that Kate Spade’s four quarterly periods ended July 2, 2016 consisted of 52 weeks under its method of determining fiscal periods, while Coach’s year ended July 2, 2016 consisted of 53 weeks. No adjustment has been made to the unaudited pro forma condensed combined statement of income for the year ended July 2, 2016 for this difference in periods.

The pro forma condensed combined financial statements have been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States, with Coach treated as the acquirer and Kate Spade as the acquiree. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial statements, and are subject to revision based on a final determination of fair value as of the date of acquisition. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying pro forma condensed combined financial statements and Coach’s future results of operations and financial position.

Pro forma adjustments related to the balance sheet reflect the preliminary allocation of the estimated purchase price to the estimated fair value of Kate Spade’s assets and liabilities based on a preliminary estimate of their fair value, as well as accounting policy changes and financing adjustments. Pro forma adjustments to the statements of income reflect acquisition accounting adjustments, financing adjustments, and conforming changes for accounting policy differences. The pro forma condensed combined financial statements do not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the Kate Spade acquisition.

The pro forma condensed combined financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Coach would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the pro forma condensed combined financial statements and the audited and unaudited interim consolidated financial statements and accompanying notes of Coach and Kate Spade incorporated by reference herein.

Actual amounts set forth in the table and in the accompanying footnotes are subject to adjustments and may differ at the time of the consummation of the proposed transactions depending on several factors, including finalization of the purchase price, changes in the actual amount of fees and expenses related to the proposed transactions, the actual closing date of the Kate Spade acquisition and the outstanding amount of indebtedness at that time. There can be no assurance that the Kate Spade acquisition will be consummated under the terms contemplated or at all and, if consummated, when the closing will take place.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the following information:

•	Notes to the unaudited pro forma condensed combined financial statements;
•	Coach’s Current Report on Form 8-K filed on May 8, 2017, including the related exhibit;
•	Audited consolidated financial statements of Coach for the year ended July 2, 2016, which are included in Coach’s Annual Report on Form 10-K for the year ended July 2, 2016, as filed with the SEC;
•	Unaudited interim condensed consolidated financial statements of Coach as of April 1, 2017 and the three months and nine months then ended, which are included in Coach’s Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2017, as filed with the SEC;
•	Audited consolidated financial statements of Kate Spade for the year ended December 31, 2016, which are included in Coach’s Current Report on Form 8-K filed on May 31, 2017;
•	Unaudited interim condensed consolidated financial statements of Kate Spade as of and for the three months ended April 1, 2017, which are included in Coach’s Current Report on Form 8-K filed on May 31, 2017.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of April 1, 2017

	Coach Historical	Kate Spade Historical after reclassifications (Note 5)	Acquisition adjustments	Note reference	Financing adjustments (Note 3)	Pro forma combined
	(millions)
ASSETS
Current Assets:
Cash and cash equivalents	$1,395	$422	$(2,797)	6a, 6h, 6i	$2,081	$1,101
Short-term investments	497	—	—		—	497
Trade accounts receivable, net	203	64	—		—	267
Inventories	479	215	50	6c	—	744
Income tax receivable	58	—	—		—	58
Prepaid expenses and other current assets	138	37	—		—	175
Total current assets	2,770	738	(2,747)		2,081	2,842
Property and equipment, net	661	160	(25)	6e	—	796
Long-term investments	104	—	—		—	104
Goodwill	481	52	642	6b, 6g	—	1,175
Intangible assets	343	77	1,669	6b, 6d	—	2,089
Deferred income taxes	177	2	(159)	6f	—	20
Other assets	125	63	—		—	188
Total assets	$4,661	$1,092	$(620)		$2,081	$7,214

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$129	$85	$—		$—	$214
Current debt	—	4	(3)	6i	800	801
Accrued liabilities	507	93	7	6a	—	607
Total current liabilities	636	182	4		800	1,622
Long-term debt	592	389	(382)	6i	1,287	1,886
Deferred income taxes	—	18	273	6f	—	291
Other liabilities	541	67	(56)	6f	—	552
Total liabilities	1,769	656	(161)		2,087	4,351

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock	—	—	—		—	—
Common stock	3	176	(176)	6j	—	3
Additional paid-in-capital	2,932	258	(252)	6a, 6j	—	2,938
Retained earnings	51	1,295	(1,324)	6h, 6j	(6)	16
Accumulated other comprehensive loss	(94)	(25)	25	6j	—	(94)
Treasury shares, at cost	—	(1,268)	1,268	6j	—	—
Total stockholders’ equity	2,892	436	(459)		(6)	2,863
Total liabilities and equity	$4,661	$1,092	$(620)		$2,081	$7,214

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Nine Months Ended April 1, 2017

	Coach Historical	Kate Spade Historical after reclassifications (Note 5)	Acquisition adjustments	Note reference	Financing adjustments	Note reference	Pro forma combined
	(millions, except per share data)
Net sales	$3,355	$1,059	$—		$—		$4,414
Cost of sales	1,028	411	—		—		1,439
Gross profit	2,327	648	—		—		2,975
Selling, general and administrative expenses	1,732	509	(5)	7a	—		2,236
Operating income	595	139	5		—		739
Other expense, net	—	5	—		—		5
Interest expense, net	15	14	(14)	7a	38	3	53
Income before provision for income taxes	580	120	19		(38)		681
Provision for income taxes	141	3	8	7b	(15)	7b	137
Net income	$439	$117	$11		$(23)		$544

Net income per share:
Basic	$1.57						$1.94
Diluted	$1.56						$1.93
Shares used in computing net income per share:
Basic	280						280
Diluted	282						282

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended July 2, 2016

	Coach Historical	Kate Spade Historical after reclassifications (Note 5)	Acquisition adjustments	Note reference	Financing adjustments	Note reference	Pro forma combined
	(millions, except per share data)
Net sales	$4,492	$1,300	$—		$—		$5,792
Cost of sales	1,441	502	—		—		1,943
Gross profit	3,051	798	—		—		3,849
Selling, general and administrative expenses	2,397	660	3	7a	—		3,060
Operating income	654	138	(3)		—		789
Other expense, net	—	11	—		—		11
Interest expense, net	27	20	(19)	7a	64	3	92
Income before provision for income taxes	627	107	16		(64)		686
Provision for income taxes	166	5	6	7b	(26)	7b	151
Net income	$461	$102	$10		$(38)		$535

Net income per share:
Basic	$1.66						$1.92
Diluted	$1.65						$1.92
Shares used in computing net income per share:
Basic	278						278
Diluted	279						279

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

1. Description of the Transaction

On May 7, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kate Spade and Chelsea Merger Sub Inc., a wholly owned subsidiary of Coach established for purposes of effecting the Transaction. Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub commenced an all-cash tender offer (the “Offer”) on May 26, 2017 to acquire any and all of Kate Spade’s outstanding shares of common stock, par value $1.00 per share (the “Shares”). The Shares will be acquired at a purchase price of $18.50 per Share (the “Offer Price”), net to the seller in cash, without interest, and subject to any required withholding of taxes. The Offer will initially expire at 11:59 p.m. (New York City time) on the date that is twenty (20) business days following the commencement of the Offer. Under certain circumstances, Merger Sub may be required to extend the Offer on one or more occasions in accordance with the terms set forth in the Merger Agreement and the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Merger Sub will not be required to extend the Offer beyond February 7, 2018, and may not extend the Offer beyond such date without the prior written consent of Kate Spade.

At the effective time of the merger (the “Effective Time”), (i) each Kate Spade stock option that is outstanding as of immediately prior to the Effective Time will be canceled and converted into the right to receive an amount in cash equal to (i) the excess, if any, of the Offer Price over the stock option exercise price applicable thereto, multiplied by (ii) the number of shares that are subject to such Kate Spade stock option, subject to any required withholding of taxes. Any Kate Spade stock options with a per share exercise price equal to or greater than the Offer Price will be canceled for no consideration. In addition, except as otherwise set forth in individual agreements, at the Effective Time, (i) each Kate Spade restricted stock unit award will be assumed by Coach and converted into a restricted stock unit award that settles in shares of Coach common stock, (ii) each Kate Spade performance share unit award will be assumed by Coach and converted into a restricted stock unit award that settles in shares of Coach common stock, with the number of shares to be determined assuming that the Kate Spade performance share unit award has achieved performance at target level and (iii) each Kate Spade market share unit award will be assumed by Coach and converted into a restricted stock unit that settles in shares of Coach common stock, with the number of shares to be determined assuming that the Kate Spade market share unit award has achieved performance at target level, with each of the converted restricted stock unit awards continuing to vest on the same time-based schedule as the related Kate Spade restricted stock unit award, Kate Spade performance share unit award or Kate Spade market share unit award, as applicable, subject to continued employment.

The transaction is not subject to a financing condition. Coach has obtained a bridge financing commitment from BofA Merrill Lynch. The $2.4 billion purchase price is expected to be funded by a combination of senior unsecured notes, bank term loans, and cash on hand at both Coach and Kate Spade. The transaction is expected to close in the third quarter of calendar 2017, subject to customary closing conditions, including the tender of a majority of the outstanding Kate Spade shares pursuant to the offer and receipt of required regulatory approvals. In connection with the transaction, Kate Spade’s term loan will be repaid and terminated and its amended credit facility will be terminated.

2. Basis of Presentation

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of Kate Spade as if it occurred on April 1, 2017. The pro forma adjustments required to reflect the acquired assets and assumed liabilities of Kate Spade are based on the estimated fair value of the assets and liabilities of Kate Spade. The pro forma condensed combined statements of income for the nine months ended April 1, 2017 and the year ended July 2, 2016 gives effect to the Kate Spade acquisition as if it occurred on June 28, 2015.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting and is based on the historical financial information of Coach and Kate Spade. The acquisition method of accounting, in accordance with ASC 805, “Business Combinations” (ASC 805) requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date, using the fair value concepts defined in ASC 820, “Fair Value Measurement” (ASC 820). As the accounting acquirer, Coach will estimate the fair value of Kate Spade’s assets acquired and liabilities assumed and will conform Kate Spade’s accounting policies to its own accounting policies. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma combined financial statements to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statements of income, are expected to have a continuing impact on the consolidated results.

Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of an asset or liability. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants. As a result of the requirements of ASC 820, Coach may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measurement that do not reflect Coach’s intended use for those assets. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could lead to different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

3. Financing Transactions

Coach expects to fund the cash portion of the transaction with a combination of the net proceeds of senior unsecured notes and term loans that Coach expects to borrow at the time the transaction is completed, together with cash on hand at both Coach and Kate Spade.

Term Loans and Senior Unsecured Notes

On May 30, 2017, Coach established a credit facility with certain lenders and Bank of America, N.A. as lender and administrative agent, pursuant to which the lenders thereunder have (i) committed to lend to us, subject to the satisfaction or waiver of customary conditions, $800 million of term loans due six months after such term loans are borrowed and $300 million of term loans due three years after such term loans are borrowed and (ii) made available to us a $900 million revolving credit facility, with a maturity date of May 30, 2022. Coach expects to repay the six month term loan at maturity with cash on hand. The revolving credit facility will replace Coach’s existing credit facility which allows for borrowings up to $700 million. The immaterial incremental commitment fee has not been included in the pro forma condensed combined financial statements.

In addition to the term loans, Coach expects to issue new long-term senior unsecured notes in an aggregate principal amount of approximately $1.0 billion with expected maturities of 5 and 10 years.

The unaudited pro forma condensed combined balance sheet reflects the cash proceeds and debt liability from the expected issuance of new short-term and long-term debt in an aggregate amount of approximately $2.1 billion due to the newly issued term loans and senior unsecured notes which are to be issued. The Company expects to incur approximately $13 million of debt issuance fees which will be capitalized as debt issuance costs associated with the term loans and senior unsecured notes, which has been recorded as a reduction to Long-term debt, net on the pro forma condensed combined balance sheet and will be amortized to interest expense over the life of the borrowings. The unaudited pro forma condensed combined statements of income reflect the estimated interest expense as a result of the new debt expected to be issued, including estimated contractual interest expense and amortization of debt issuance costs. The rates shown below reflect management’s current estimates of the interest rates for the new debt:

			Estimated Interest Expense
	Assumed Weighted Average Interest Rate	Balance	Nine Months Ended April 1, 2017	Year Ended July 2, 2016
	(millions)
Term loan - 6 month	2.7%	$800	$—	$11
Term loan - 3 year	3.3%	300	7	10
Senior notes	4.0%	1,000	30	40
Debt issuance costs		(13)	1	3
Total		$2,087	$38	$64

The estimated interest rates may be materially different from the actual interest rates incurred based on market conditions at the time of the financing. A change of 0.125% in the interest rate on the senior unsecured notes would change interest expense on a pro forma basis by $1.2 million for the nine months ended April 1, 2017 and $2.1 million for the year ended July 2, 2016.

Bridge Loan Commitment Letter

On May 7, 2017 Coach entered into the Bridge Loan Commitment Letter which provides for a $2.1 billion 364-day senior unsecured bridge loan facility, subject to the satisfaction or valid waiver of certain conditions. Coach expects to incur $10 million, or $6 million net of tax, of financing related transaction fees as a result of the establishment of the Bridge Loan Facility. The unaudited pro forma condensed combined balance sheet reflects Bridge Loan Facility costs as a reduction of Cash with a corresponding decrease to Retained earnings, net of tax. No adjustment has been made to the pro forma condensed combined statements of income to reflect this transaction cost it is not expected to have a continuing impact on Coach’s financial statements subsequent to the acquisition.

Coach expects to use borrowings under the term loan facilities and the proceeds of new senior unsecured notes in lieu of borrowing under the bridge loan facility.

4. Accounting Policies

Acquisition accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications which are completed during the measurement period as defined in current accounting standards. The accounting policies of Coach may materially vary from those of Kate Spade. During preparation of the unaudited pro forma condensed combined financial statements, management has performed a preliminary analysis and is not aware of any material differences, and accordingly, the unaudited pro forma condensed combined financial statements assume no material differences in accounting policies between the two companies other than the pro forma reclassifications detailed in Note 5. Following the acquisition and during the measurement period, management will conduct a final review of Kate Spade’s accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Kate Spade’s results of operations or reclassification of assets or liabilities to conform to Coach’s accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

5. Reclassification of Kate Spade’s Historical Financial Information

Certain reclassifications have been made to Kate Spade’s historical financial statements to conform to Coach’s presentation, as follows:

Reclassifications included in the unaudited pro forma condensed combined balance sheet

	As of April 1, 2017
	Kate Spade before reclassification	Reclassifications	Kate Spade after reclassification
	(millions)
Other current assets (a)	$37	$(37)	$—
Prepaid expenses and other (a)	—	37	37
Intangible assets, net of amortization (b)	86	(9)	77
Other assets (b)	54	9	63
Income taxes payable (c)	2	(2)	—
Accounts payable (c)	93	(8)	85
Accrued liabilities and other (c)	103	(10)	93
Other liabilities (c)	47	20	67

(a) Reclassification to conform to Coach’s financial statement line item nomenclature.

(b) Reclassification of merchandising rights from Intangible assets to Other assets to conform to Coach policy.

(c) Reclassification of deferred liabilities from Accounts payable to Accrued liabilities and other of $8 million, rent liability from Accrued liabilities to Other liabilities of $20 million, as well as $2 million reclassified from Income taxes payable to Accrued liabilities and other conform to Coach’s financial statement line item nomenclature.

Reclassifications included in the unaudited pro forma condensed combined statements of income

	Nine Months Ended April 1, 2017	Year Ended July 2, 2016
	(millions)
Cost of sales (d)	$(10)	$(10)
Selling, general and administrative expense (“SG&A”) (d)	10	10

(d) Adjustment reflects the reclassification of certain transportation-related costs within Kate Spade’s distribution network to conform to Coach’s presentation. Historic Kate Spade Cost of sales before the reclassifications were $421 million and $512 million for the nine months ended April 1, 2017 and for the year ended July 2, 2016, respectively. Historic Kate Spade SG&A before the reclassification were $499 million and $650 million for the nine months ended April 1, 2017 and for the year ended July 2, 2016, respectively.

6. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The estimated pro forma adjustments as a result of recording assets acquired and liabilities assumed at their respective fair values in accordance with ASC 805 discussed below are preliminary. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final valuation of Kate Spade’s tangible and intangible assets acquired and liabilities assumed. The final valuation of assets acquired and liabilities assumed may be materially different than the value of assets acquired and liabilities assumed in the estimated pro forma adjustments.

The preliminary consideration and estimated fair value of assets acquired and liabilities assumed as if the acquisition date was April 1, 2017 is presented as follows:

	Amount	Note
	(millions)
Calculation of consideration estimated to be transferred
Consideration to be paid to Kate Spade stockholders and equity award holders	$2,396	(a)
Fair value of total consideration	2,396

Recognized amounts of identifiable assets acquired and liabilities assumed
Book value of net assets acquired	$436
Less historical Kate Spade goodwill and intangible assets	(129)	(b)
	$307
Adjustments to net book value of assets acquired and liabilities assumed:
Inventory fair value adjustment	$50	(c)
Identifiable intangible assets at fair value	1,746	(d)
Property and equipment adjustment	(25)	(e)
Adjustment to deferred taxes	(376)	(f)
Goodwill	$694	(g)

(a) Represents anticipated consideration to be transferred to (i) Kate Spade stockholders and (ii) vested stock options and unvested Kate Spade option and share unit awards as to which service requirements have been partially completed. A summary is as follows:

	Shares	Offering Price per Share	Amount
		(millions, except per share data)
Consideration to be paid to Kate Spade stockholders	128,604,671	$18.50	$2,379
Consideration related to outstanding equity awards*			17
Total Consideration			$2,396

* Of the total value, $11 million is expected to be paid in cash, of which $4 million will be payable at closing and $7 million will be paid at future dates. As a result, $4 million has been adjusted as a reduction of Cash and $7 million has been reflected as an adjustment to Accrued liabilities on the pro forma condensed combined balance sheet. The additional $6 million is expected to be converted to Coach shares and has been adjusted on the pro forma condensed combined balance sheet as an adjustment to Additional paid-in-capital.

(b) Represents removal of historical goodwill and historical intangibles after reclassifications as noted in Note 5(b).

(c) To record the increase to Kate Spade’s inventory at estimated fair value. This estimated step-up in inventory is preliminary and is subject to change based upon management’s final determination of the fair values of finished goods inventories. No adjustment has been made to the pro forma condensed combined statements of income to reflect this preliminary step-up in inventory value as this is not expected to have a continuing impact on Coach’s financial statements subsequent to the acquisition.

(d) The adjustments reflect the amount necessary to record the estimated fair value of Kate Spade’s intangible assets acquired. The valuation of the identifiable intangible assets acquired was based on management’s preliminary estimates, currently available information and reasonable and supportable assumptions. Identifiable intangible assets expected to be acquired consist of the following:

As of April 1, 2017
(millions)
Identifiable intangible assets:
Brand names and trademarks	$1,720
Customer relationship intangibles	40
Favorable leasehold interest	27
Unfavorable leasehold interest	(41)
Pro forma adjustment for estimated fair value of identifiable intangible assets	$1,746

The brand names and trademarks intangible asset is an indefinite lived asset. The estimated weighted-average useful life of customer relationship and leasehold interest intangibles are 15 years and 7 years, respectively.

Some of the more significant assumptions inherent in the development of intangible asset fair values, from the perspective of a market participant, include: the amount and timing of projected future cash flows (including revenue, cost of sales, sales and marketing expenses, capital expenditures, and working capital requirements); the discount rate selected to measure inherent risk of future cash flows; the assumed royalty rate utilized; and the assessment of the asset’s life cycle and the competitive trends impacting the asset, among other factors.

(e) Represents fair value adjustments to property and equipment. The estimated weighted-average useful life is 5 years.

(f) Reflects the adjustment resulting from pro forma acquisition adjustments for the assets and liabilities to be acquired. This estimate of deferred taxes was determined based on the excess book basis over the tax basis of the fair value pro forma adjustments attributable to the assets and liabilities to be acquired.

Because the tax rate used for these pro forma financial statements is an estimate, it will likely vary from the actual effective rate in periods subsequent to completion of the transactions. Further, the combined company’s ability to use net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes is subject to limitations. In general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating losses (referred to as “NOLs”) to offset future taxable income. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders (generally 5% stockholders, applying certain look-through rules) increases by more than 50 percentage points over such stockholder’s lowest percentage ownership during the testing period (generally three years). In addition, some of the standards and requirements under ASC 740 (Accounting for Income Taxes) may limit the combined company’s ability to record deferred tax assets relating to originating temporary differences between book and tax basis of income and expense items. Further, these standards may require a valuation allowance to be established against certain existing deferred tax assets of each company as of the date of completion of the transactions.

Currently, no adjustment to the unaudited pro forma condensed combined financial statements has been made as it relates to limitations the combined company might incur under Section 382 of the Code or ASC 740. Furthermore, adjustments to established deferred tax assets and liabilities as well as the recognition of additional deferred tax assets and liabilities may occur in conjunction with the finalization of the purchase accounting and these items could be material.

The statutory tax rate was applied, as appropriate, to each adjustment based on the jurisdiction in which the adjustment is expected to occur. In situations where jurisdictional detail was not available, a tax rate of 40% was applied to the adjustment. This estimate of deferred income tax assets and liabilities is preliminary and is subject to change based upon management’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

Further adjustments have been made on the condensed combined balance sheet as a result of expected net deferred tax balances, on a jurisdiction basis, to move a net deferred tax asset balance to net deferred tax liability balance. Additionally, $56 million of deferred tax liabilities has been reclassed from Other liabilities on Coach’s historic balance sheet to discretely present Deferred tax liabilities.

(g) Goodwill is calculated as the difference between the fair value of the consideration expected to be transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed.

Other Adjustments

(h) Coach and Kate Spade’s expected acquisition-related transaction costs are $48 million, or $29 million net of tax. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash with a corresponding decrease to Retained earnings, net of tax.

(i) The Kate Spade term loan is required to be paid down in connection with the merger as per the terms and conditions of the term loan agreement as a result of change in control.

(j) Adjustment made to remove the historical equity balances of Kate Spade.

7. Unaudited Pro Forma Condensed Combined Statements of Income Adjustments

(a) The following adjustments have been made to statements of income:

	Nine Months Ended April 1, 2017	Year Ended July 2, 2016
	(millions)
Adjustments to SG&A expenses/(income):
Eliminate Kate Spade’s historical intangible asset amortization expense	$(1)	$(2)
Eliminate Coach and Kate Spade’s historical acquisition-related transaction costs	(4)	—
Estimated compensation expense as a result of historical Kate Spade share-based compensation awards*	4	9
Estimated transaction-related intangible asset amortization	—	1
Estimated impact as a result of the fair value adjustment to property and equipment	(4)	(5)
Total SG&A adjustments	$(5)	$3

Adjustments to interest expense:
Eliminate Kate Spade’s historical interest expense in connection with its term loan and credit facility	$(14)	$(19)

* As set forth in certain individual agreements, approximately $66 million will be payable to certain Kate Spade employees within 9 months of the acquisition date. These amount relates to unvested equity awards and cash severance and bonus payments, which vest upon the employee’s termination. No adjustment has been made to the pro forma condensed combined statements of income as this is not expected to have a continuing impact on Coach’s financial statements subsequent to the acquisition.

(b) Statutory tax rates were applied, as appropriate, to each acquisition adjustment based on the jurisdiction in which the adjustment was expected to occur. In situations where jurisdictional detail was not available, a U.S. statutory rate of 40% was applied to the adjustment. The total effective tax rate of the combined company could be significantly different depending on the post-acquisition geographical mix of income and other factors.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of our existing indebtedness. The following summary does not include intercompany obligations. Please see the information incorporated by reference herein for a further description of this indebtedness as well as our and our subsidiaries’ other indebtedness.

Credit Facilities

US Credit Facility

On May 30, 2017, we established a credit facility with certain lenders and Bank of America, N.A. as lender and administrative agent, pursuant to which the lenders thereunder have (i) committed to lend to us, subject to the satisfaction or waiver of the conditions set forth therein, $800 million of Term Loans due six months after the initial borrowing thereunder and $300 million of Term Loans due three years after the initial borrowing thereunder and (ii) made available to us a $900 million revolving credit facility, with a maturity date of May 30, 2022.

The Term Loans bear interest at a rate per annum equal to, at Coach’s option, either (a) LIBOR plus an applicable margin or (b) a base rate plus an applicable margin, in each case based on Coach’s total leverage ratio. Additionally, Coach pays an undrawn fee on the average daily undrawn portion of the Term Loans based on Coach’s total leverage ratio. At May 31, 2017, the undrawn fee was 0.175%.

Borrowings under the revolving credit facility bear interest at a rate per annum equal to, at Coach’s option, either (a) LIBOR plus an applicable margin or (b) a base rate plus an applicable margin, in each case based on Coach’s total leverage ratio. Additionally, Coach pays a commitment fee on the full amount of the revolving credit facility based on Coach’s total leverage ratio. At May 31, 2017, the commitment fee was 0.125%. The revolving credit facility is available to be used for general corporate purposes of the Company and its subsidiaries. At May 31, 2017, there was $0 outstanding under the revolving credit facility.

The credit facility contains a number of covenants that, among other things, restrict our ability, subject to specified exceptions, to incur debt, engage in new lines of business, incur liens, engage in mergers, consolidations, liquidations and dissolutions, dispose of all or substantially all of the assets of the Company and its subsidiaries, make investments, loans, advances, guarantees and acquisitions, make restricted payments and enter into transactions with affiliates. The Company and its subsidiaries must also comply on a quarterly basis with a maximum total leverage ratio of 4.0 to 1.0. In addition, the credit facility contains customary events of default. As of May 31, 2017, no known events of default have occurred under the credit facility.

Japanese Credit Facilities

Coach Japan maintains credit facilities with several Japanese financial institutions to provide funding for working capital and general corporate purposes, with a maximum borrowing capacity of 5.3 billion yen, or approximately $47.6 million at April 1, 2017. Interest is based on the Tokyo Interbank rate plus a margin of 25 to 30 basis points. During fiscal year 2016 and the first nine months of fiscal 2017, outstanding borrowings under these facilities were $0 and $0, respectively.

The Coach Japan credit facility can be terminated at any time by the financial institution, and there is no guarantee that it will be available to the Company in future periods.

4.250% Senior Notes

In March 2015, the Company issued $600.0 million aggregate principal amount of 4.250% senior unsecured notes due April 1, 2025 (the “4.250% Senior Notes”). Interest is payable semi-annually on each April 1 and October 1. Prior to January 1, 2025 (90 days prior to the scheduled maturity date), the Company may redeem the 4.250% Senior Notes in whole or in part, at its option at any time or from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the 4.250% Senior Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would have been payable in respect of the 4.250% Senior Notes calculated as if the maturity date of the 4.250% Senior Notes was January 1, 2025 (not including any portion of payments of interest accrued to the date of redemption), discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate (as defined in the indenture for the 4.250% Senior Notes) plus 35 basis points, plus, in the case of each of (1) and (2), accrued and unpaid interest to the redemption date. On and after January 1, 2025 (90 days prior to the scheduled maturity date), the Company may redeem the 4.250% Senior Notes in whole or in part, at its option at any time or from time to time, at a redemption price equal to 100% of the principal amount of the 4.250% Senior Notes to be redeemed, plus accrued and unpaid interest to the redemption date. The indenture governing the 4.250% Senior Notes also contains certain covenants limiting the Company’s ability to: (i) create certain liens, (ii) enter into certain sale and leaseback transactions and (iii) merge, or consolidate or transfer, sell, or lease all or substantially all of the Company’s assets, as well as certain customary events of default.

DESCRIPTION OF THE NOTES

The following description of the general terms of the Notes should be read in conjunction with the statements under “Description of Debt Securities” in the accompanying prospectus. If this summary differs in any way from the “Description of Debt Securities” in the accompanying prospectus, you should rely on this summary.

General

Coach, Inc. will issue $          aggregate principal amount of       % Senior Notes due 2022 (the “2022 Notes”) and $          aggregate principal amount of       % Senior Notes due 2027 (the “2027 Notes,” and together with the 2022 Notes, the “Notes”) under an indenture dated as of March 2, 2015 (the “base indenture”), as supplemented by a supplemental indenture with respect to each series, each to be dated as of June    , 2017, between Coach, Inc. and U.S. Bank National Association, as trustee, referred to collectively with the applicable supplemental indenture(s) as the “indenture.”

The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The following description of the provisions of the indenture is only a summary. You should read the entire indenture carefully before investing in the Notes. You can obtain a copy of the indenture by following the directions under the caption “Where You Can Find More Information” in this prospectus supplement.

Unless otherwise indicated, capitalized terms used in the following summary that are defined in the indenture have the meanings used in the indenture. As used in this “Description of the Notes,” references to “Coach,” “we,” us” and “our” refer to Coach, Inc. and do not, unless the context otherwise indicates, include Coach’s subsidiaries.

The Notes will be unsecured debt securities under the indenture. The amount of debt securities that we may issue under the indenture is unlimited. After completion of this offering, we may issue additional notes of a particular series without your consent and without notifying you. Any such additional notes may be consolidated and form a single series with, and have the same ranking, interest rate, maturity date, redemption rights and other terms as, the Notes of that particular series offered hereby; provided that, if such additional notes are not fungible for United States federal income tax purposes with any Notes of such series previously issued, such additional notes will be issued under a separate CUSIP, ISIN and/or any other identifying number. Unless the context requires otherwise, references to “Notes” for all purposes of the indenture and this “Description of the Notes” include any additional notes that are actually issued. The Notes of each series will be issued in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will not have the benefit of a sinking fund.

Principal, Maturity and Interest

The 2022 Notes will mature on              , 2022 and will bear interest at the rate of       % per annum, and the 2027 Notes will mature on              , 2027 and will bear interest at the rate of       % per annum. The interest rate payable on each series of the Notes will be subject to adjustments from time to time if either Moody’s or S&P (or a substitute rating agency therefor) downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the applicable series of Notes as described in “—Interest Rate Adjustment.” Interest on the Notes will be payable semi-annually, in cash, in arrears on           and           of each year, commencing on              , 2018 to the registered holders of record thereof at the close of business on the immediately preceding           and           of each year.

Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance of the Notes. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date falls on a day that is not a business day, the payment of the interest payable on such date will be made on the next business day, and no interest shall accrue on the amount of interest due on that interest payment date for the period from and after such interest payment date to the date of payment.

Ranking

The Notes will be our senior unsecured obligations. Payment of the principal and interest on the Notes will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness and, to the extent we incur subordinated indebtedness in the future, rank senior in right of payment to our subordinated indebtedness. The Notes will be effectively subordinated to any of our current or future secured indebtedness, to the extent of the value of any assets securing such indebtedness.

We conduct many of our operations through subsidiaries, which generate a substantial portion of our operating income and cash. Contractual provisions, laws or regulations, as well as any subsidiary’s financial condition and operating requirements, may limit our ability to obtain or receive cash from our subsidiaries in order to service our debt obligations, including making payments on the Notes. The Notes will be structurally subordinated to all existing and future obligations of our subsidiaries, including claims with respect to trade payables.

Optional Redemption

Prior to the Applicable Par Call Date, we may redeem the Notes of the relevant series in whole or in part, at our option at any time or from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes of such series to be redeemed or (2) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon that would have been payable in respect of such Notes calculated as if the maturity date of such Notes was the Applicable Par Call Date (not including any portion of payments of interest accrued to the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus, in the case of each of (1) and (2), accrued and unpaid interest to the redemption date.

On and after the Applicable Par Call Date, we may redeem the Notes of each series in whole or in part, at our option at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes of such series to be redeemed, plus accrued and unpaid interest to the redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed and will set forth the formula for, and the calculation of, the redemption price of such Notes.

For purposes of calculating the redemption prices, the following terms will have the meanings set forth below.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date plus           basis points with respect to the 2022 Notes and           basis points with respect to the 2027 Notes.

“Applicable Par Call Date” means (i) with respect to the 2022 Notes,              , 2022 (one month prior to their maturity) and (ii) with respect to the 2027 Notes,              , 2027 (three months prior to their maturity).

“Comparable Treasury Issue” means, the United States Treasury security or securities selected by a Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes of such series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, with a maturity of the Applicable Par Call Date.

“Comparable Treasury Price” means with respect to any redemption date for the Notes of such series, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (1) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC (or any of their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States of America (a “Primary Treasury Dealer”), we shall substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day preceding such redemption date.

We will give notice to the holders of the applicable series of Notes and the trustee of any redemption we propose to make at least 30 days, but not more than 60 days, before the redemption date. If fewer than all of the applicable series of Notes are to be redeemed, the trustee must select the particular Notes to be redeemed by the method specified in the indenture. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such Notes or the portion of such Notes called for redemption.

Special Mandatory Redemption

If (i) the merger has not been completed by February 7, 2018 (or such later date to which the “Termination Date” under the Merger Agreement is extended by agreement between us and Kate Spade) or (ii) prior to such date, the Merger Agreement is terminated in accordance with its terms (the earlier of such date of termination and the Termination Date, the “Acquisition Deadline”), then we must redeem all of the Notes of each series at a redemption price equal to 101% of the aggregate principal amount of the Notes of each series, plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but not including, the special mandatory redemption date. The “special mandatory redemption date” means the 10th day (or if such day is not a business day, the first business day thereafter) following the transmission of a notice of special mandatory redemption.

We will cause notice of a special mandatory redemption to be transmitted to each holder of Notes at its registered address, with a copy to the Trustee, no later than 20 days after the occurrence of the Acquisition Deadline. If funds sufficient to pay the special mandatory redemption price of the Notes of the relevant series on the special mandatory redemption date (plus accrued and unpaid interest, if any, to, but not including, the special mandatory redemption date) are deposited with the Trustee on or before such special mandatory redemption date, the Notes of such series will cease to bear interest on and after the special mandatory redemption date.

Offer to Repurchase Upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event (as defined below) with respect to the Notes of a series, unless we have exercised our right to redeem the Notes of such series as described above under “—Optional Redemption” or we have redeemed, or we are required to redeem, the Notes of such series pursuant to a special mandatory redemption as, as described above under “—Special Mandatory Redemption,” the indenture provides that each holder of Notes of such series will have the right to require us to repurchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (the “Change of Control Payment”), subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which a Change of Control Triggering Event with respect to the Notes of a series occurs, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first-class mail, a notice to each holder of Notes of such series at its registered address, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. Holders of Notes of such series electing to have Notes repurchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

Our ability to pay cash to the holders of Notes of a series following the occurrence of a Change of Control Triggering Event with respect to the Notes of such series may be limited by our then existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The definition of Change of Control under the indenture includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase such holder’s Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries’ assets taken as a whole to another person or group may be uncertain.

We will not be required to make a Change of Control Offer with respect to the Notes of a series if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer if it had been made by us, and such third party purchases all Notes of such series properly tendered and not withdrawn under its offer. In addition, we will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than an event of default resulting from failure to pay the Change of Control Payment.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

For the purposes of this section, the following definitions apply:

“Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any person other than to our company or one of our subsidiaries; (2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (other than our company or one of our subsidiaries) becomes the “beneficial owner” (as such terms are defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or the Voting Stock of any parent company (as defined below) or other Voting Stock into which our Voting Stock or the Voting Stock of any parent company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) we or any parent company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, us or any parent company, in any such event pursuant to a transaction in which any of our outstanding Voting Stock, the Voting Stock of such parent company or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock or the Voting Stock of such parent company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which the majority of the members of our board of directors or the board of directors of any parent company cease to be Continuing Directors; or (5) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company (a “parent company”) and (ii) the holders of our Voting Stock or the Voting Stock of any parent company immediately prior to that transaction hold at least a majority of the Voting Stock of such parent company immediately following that transaction; provided that any series of related transactions shall be treated as a single transaction. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means, with respect to a series of Notes, the occurrence of both a Change of Control and a related Rating Event with respect to such series of Notes.

“Continuing Director” means, as of any date of determination:

(1)	with respect to any member of the board of directors of Coach, any member who
(i)	was a member of such board of directors on the date of the initial issuance of the Notes of the applicable series; or
(ii)	was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment; and
(2)	with respect to any member of the board of directors of any parent company, any member who
(i)	was a member of our board of directors on the date such parent company became our parent company; or
(ii)	was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment.

“Fitch” means Fitch Ratings, Inc., and its successors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category), a rating of BBB- or better by Standard & Poor’s (or its equivalent under any successor rating category) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agency” means:

(1)	each of Moody’s, S&P and Fitch, and
(2)	if any of Moody’s, S&P or Fitch ceases to rate the Notes of a series or fails to make a rating of the Notes of such series publicly available for reasons outside of our control, a Substitute Rating Agency in lieu thereof.

“Rating Event” with respect to a series of Notes means (i) the rating of such series of Notes is lowered by at least two of the three Rating Agencies during the period (the “Trigger Period”) commencing on the earlier of the first public notice of (a) the occurrence of a Change of Control or (b) our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of such series of Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) and (ii) such series of Notes are rated below an Investment Grade rating by at least two of the three Rating Agencies on any day during the Trigger Period. Notwithstanding the foregoing, a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not publicly announce or confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, such Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event). Unless at least two of the three Rating Agencies are providing a rating for the Notes of the applicable series at the commencement of any Trigger Period, there will be deemed to have been a Rating Event with respect to such series of Notes during that Trigger Period.

“S&P” means Standard & Poor’s Financial Services LLC, and its successors.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by us (as certified by a resolution of our board of directors and reasonably acceptable to the trustee) as a replacement agency for any or all of Moody’s, S&P or Fitch, as the case may be.

“Voting Stock”, solely as used in the definition of the term “Change of Control”, means, with respect to any person as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors (or other analogous managing body) of such person.

Interest Rate Adjustment

The interest rate payable on each series of the Notes will be subject to adjustments from time to time if either Moody’s or S&P or, if either of Moody’s or S&P ceases to rate a series of the Notes or fails to make a rating of a series of the Notes publicly available, in each case for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected pursuant to the definition of “rating agencies” (a “substitute rating agency”), downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the Notes of such series, in the manner described below.

If the rating assigned by Moody’s (or any substitute rating agency therefor) of a series of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on such series of the Notes will increase such that it will equal the interest rate payable on such series of the Notes on the date of their initial issuance plus the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table under “—S&P Rating Percentage”):

Moody’s Rating* Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%
*	Including the equivalent ratings of any substitute rating agency.

If the rating assigned by S&P (or any substitute rating agency therefor) of a series of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on such series of the Notes will increase such that it will equal the interest rate payable on such series of the Notes on the date of their initial issuance plus the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table under “—Moody’s Rating Percentage”):

S&P Rating* Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%
*	Including the equivalent ratings of any substitute rating agency.

If at any time the interest rate on a series of the Notes has been increased and either Moody’s or S&P (or, in either case, a substitute rating agency therefor), as the case may be, subsequently upgrades its rating of such series of the Notes to any of the threshold ratings set forth above, the interest rate on such series of the Notes will be decreased such that the interest rate for such series of the Notes equals the interest rate payable on such series of the Notes on the date of their initial issuance plus the percentages set forth opposite the ratings from the tables above in effect immediately following the upgrade in rating. If Moody’s (or any substitute rating agency therefor) subsequently upgrades its rating of a series of the Notes to Baa3 (or its equivalent, in the case of a substitute rating agency) or higher, and S&P (or any substitute rating agency therefor) upgrades its rating to BBB- (or its equivalent, in the case of a substitute rating agency) or higher, the interest rate on such series of the Notes will be decreased to the interest rate payable on such series of the Notes on the date of their initial issuance (and if one such upgrade occurs and the other does not, the interest rate on such series of the Notes will be decreased so that it does not reflect any increase attributable to the upgrading rating agency). In addition, the interest rates on each series of the Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent downgrade in the ratings by either or both rating agencies) if such series of the Notes becomes rated Baa1 and BBB+ (or, in either case, the equivalent thereof, in the case of a substitute rating agency) or higher by Moody’s and S&P (or, in either case, a substitute rating agency therefor), respectively (or one of these ratings if such series of the Notes is only rated by one rating agency).

Each adjustment required by any downgrade or upgrade in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, a substitute rating agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for any series of the Notes be reduced to below the interest rate payable on such series of the Notes on the date of their initial issuance or (2) the total increase in the interest rate on any series of the Notes exceed 2.00% above the interest rate payable on such series of the Notes on the date of their initial issuance.

No adjustments in the interest rate of any series of the Notes shall be made solely as a result of a rating agency ceasing to provide a rating of such series of the Notes. If at any time Moody’s or S&P ceases to provide a rating of any series of the Notes, we will use our commercially reasonable efforts to obtain a rating of such series of the Notes from a substitute rating agency, if one exists, in which case, for purposes of determining any increase or decrease in the interest rate on such series of the Notes pursuant to the tables above (a) such substitute rating agency will be substituted for the last rating agency to provide a rating of such series of the Notes but which has since ceased to provide such rating, (b) the relative rating scale used by such substitute rating agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute rating agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (c) the interest rate on such series of the Notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on such series of the Notes on the date of their initial issuance plus the appropriate percentage, if any, set forth opposite the deemed equivalent rating from such substitute rating agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other rating agency).

For so long as only one rating agency provides a rating of any series of the Notes, any subsequent increase or decrease in the interest rate of such series of the Notes necessitated by a reduction or increase in the rating by the rating agency providing the rating shall be twice the applicable percentage set forth in the applicable table above. For so long as neither Moody’s nor S&P (nor, in either case, a substitute rating agency therefor) provides a rating of any series of the Notes, the interest rate on such series of the Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on such series of the Notes on the date of their initial issuance.

Any interest rate increase or decrease described above will take effect from the first interest payment date following the date on which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next interest payment date following the date on which a rating change occurs. If Moody’s or S&P (or, in either case, a substitute rating agency therefor) changes its rating of any series of the Notes more than once prior to any particular interest payment date, the last change by such agency prior to such interest payment date will control for purposes of any interest rate increase or decrease with respect to such series of the Notes described above relating to such rating agency’s action. If the interest rate payable on any series of the Notes is increased as described above, the term “interest,” as used with respect to such series of the Notes, will be deemed to include any such additional interest unless the context otherwise requires.

Restrictive Covenants

Some of the defined terms used in the following subsections are defined below under “—Definitions for Restrictive Covenants.”

   Limitations on Liens

We have agreed under the indenture that we will not, and will not permit any Significant Subsidiary to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (herein called “debt”) secured by a pledge of, or mortgage or other lien on, any Principal Property, now owned or hereafter owned by us or any Significant Subsidiary, or any shares of capital stock or debt of any Significant Subsidiary (herein called “liens”), without providing that the Notes (together with, if we shall so determine, any other debt or obligations of Coach or any Significant Subsidiary ranking equally with the Notes and then existing or thereafter created) shall be secured equally and ratably with (or, at our option, prior to) such secured debt so long as such secured debt shall be so secured. The foregoing restrictions shall not apply to:

•	liens existing as of the date of the indenture;

•	liens on any property acquired (whether by merger, consolidation, purchase, lease or otherwise), constructed or improved by us or any Significant Subsidiary after the date of the indenture which are created or assumed prior to, contemporaneously with, or within 360 days after, such acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for federal income tax purposes in connection therewith) incurred after the date of the indenture;
•	liens on any property, shares of capital stock or debt existing at the time of the acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including liens on property, shares of capital stock or indebtedness of a corporation existing at the time such Person becomes a Significant Subsidiary); provided that such lien was not created in anticipation of the Person becoming a Significant Subsidiary;
•	liens in favor of, or which secure debt owing to, us or any Significant Subsidiary; and
•	any extension, renewal or replacement (or successive extensions, removals or replacements) as a whole or in part, of any lien referred to in the foregoing bullets, inclusive; provided that (i) such extension, renewal or replacement lien shall be limited to all or a part of the same property, shares of capital stock or debt that secured the lien extended, renewed or replaced (plus improvements on such property) and (ii) the debt secured by such lien at such time is not increased.

Notwithstanding the restrictions described above, we or any Significant Subsidiary may incur, issue, assume or guarantee any debt secured by a lien which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes, provided that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto, the aggregate amount of all outstanding debt secured by liens which could not have been incurred, issued, assumed or guaranteed by us or a Significant Subsidiary without equally and ratably securing the Notes then outstanding except for the provisions of this paragraph, together with the aggregate amount of Attributable Debt (defined below) incurred pursuant to the first paragraph under the caption “— Limitations on Sale and Leaseback Transactions” below, does not at such time exceed 15% of our Consolidated Net Tangible Assets.

   Limitations on Sale and Leaseback Transactions

We may not, and may not permit any Significant Subsidiary to, enter into any Sale and Leaseback Transaction involving any Principal Property, unless either of the following conditions are met:

(i)	after giving effect thereto, the aggregate amount of all Attributable Debt with respect to Sale and Leaseback Transactions plus the aggregate amount of debt secured by a lien incurred without equally and ratably securing the Notes pursuant to the last paragraph of the covenant “—Limitations on Liens” above would not exceed 15% of our Consolidated Net Tangible Assets, or
(ii)	within 180 days of such Sale and Leaseback Transaction, Coach or such Significant Subsidiary applies to (a) the retirement or prepayment, and in either case, the permanent reduction, of Funded Debt of Coach or any Significant Subsidiary (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount) or (b) the purchase of other property that will constitute Principal Property, an amount not less than the Net Proceeds of the Sale and Leaseback Transaction.

This restriction will not apply to any Sale and Leaseback Transaction, and there will be excluded from Attributable Debt in any computation described in this covenant or above under the covenant “—Limitations on Liens” with respect to any such transaction (x) solely between Coach and a Significant Subsidiary or solely between Significant Subsidiaries; and (y) in which the applicable lease is for a period, including renewal rights, of three years or less.

   Definitions for Restrictive Covenants

“Attributable Debt” means, on the date of any determination, the present value of the obligation of the lessee for Net Rental Payments during the remaining term of the lease included in a Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the interest rate set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Notes on such date of determination, in either case compounded semi-annually.

“Consolidated Net Tangible Assets” means, on the date of any determination, the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting from that net amount

•	all current liabilities, and
•	goodwill, trademarks, trade names, patents, unamortized debt-discount and other like intangibles,

in each case as set forth on our most recently available consolidated balance sheet, in accordance with generally accepted accounting principles.

“Funded Debt” means all indebtedness for money borrowed, including purchase money indebtedness, (i) having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect of such indebtedness, beyond one year from its creation and (ii) which is not subordinated in right of payment to the Notes.

“Hudson Yards Development” means (a) that certain Agreement of Severed Parcel Lease (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard) (the “Ground Lease”), dated as of April 10, 2013, between the Metropolitan Transportation Authority and Legacy Yards Tenant LLC (“Legacy Yards Tenant”); (b) any improvements now or hereafter located on the land demised pursuant to the Ground Lease, including, but not limited to, that certain commercial building to be built thereon (the “Building”) and any condominium units or common areas that may be created therein and thereon; and/or (c) Legacy Yards Tenant.

“Net Proceeds” means, with respect to a Sale and Leaseback Transaction, the aggregate amount of cash or cash equivalents received by us or any of our Significant Subsidiaries, less the sum of all payments, fees, commissions and expenses incurred in connection with such transaction, and less the amount (estimated reasonably and in good faith by Coach) of income, franchise, sales and other applicable taxes required to be paid by us or any of our Significant Subsidiaries in connection with such transaction in the taxable year that such transaction is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

“Net Rental Payments” means the total amount of rent payable by the lessee after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing plant or other similar facility, office facility, warehouse, distribution center or any parcel of real estate or group of contiguous parcels of real estate located within the United States owned or leased by us or any of our Subsidiaries and the gross book value, without deduction of any depreciation reserves, of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets; provided that the term ‘Principal Property’ shall not include any direct or indirect legal, beneficial or equitable interest in any corporate headquarters or any direct or indirect legal, beneficial or equitable interest in the Hudson Yards Development.

“Sale and Leaseback Transaction” means any arrangement whereby we or any of our Significant Subsidiaries has sold or transferred, or will sell or transfer, property and has or will take back a lease pursuant to which the rental payments are calculated to amortize the purchase price of the property substantially over the useful life of such property.

“Significant Subsidiary” means a Subsidiary of ours which owns or leases a Principal Property.

“Subsidiary” means with respect to us at any date, any corporation, limited liability company, partnership, association or other entity of which we, or Coach and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own more than 50% of the Voting Stock.

“Voting Stock” means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of a corporation; provided that, for the purpose of such definition, capital stock which carries only the right to vote conditioned on the occurrence of an event shall not be considered Voting Stock whether or not such event shall have occurred.

Consolidation, Merger, Conveyance, Transfer or Lease

We may not consolidate or merge with or into, or transfer or lease all or substantially all our assets to another Person, unless:

•	we are the surviving entity or, if not, the successor entity formed by such consolidation or into which we are merged or which acquires or leases our assets is organized and existing under the laws of the United States, any state thereof, the District of Columbia, Australia, the Bahamas, Barbados, the British Virgin Islands, the Cayman Islands, any of the Channel Islands, France, Ireland, Luxembourg, the Netherlands, Switzerland, the United Kingdom or any member of the European Union and expressly assumes our obligations with respect to the Notes and under the indenture;
•	no default or event of default exists or will occur immediately after giving effect to the transaction; and
•	we have delivered to the trustee the certificates and opinions required under the indenture.

Events of Default

The following are events of default under the indenture with respect to the Notes of a series:

•	failure to pay any installment of interest on the Notes of such series when due and the continuance of such failure for 30 days;
•	failure to pay principal of, or premium, if any, on the Notes of such series when due;
•	failure to observe or perform any other covenant or agreement in the Notes of such series or the indenture and the continuance of such failure for 90 days after receipt by us of notice of such failure, specifying such failure and requiring the same to be remedied, from the trustee or holders of at least 25% of the principal amount of the Notes of such series outstanding;
•	failure to pay principal when due at maturity or a default that results in the acceleration of maturity of Coach’s or any of our Significant Subsidiary’s indebtedness for borrowed money in an aggregate amount of $75 million or more; and
•	certain events of bankruptcy, insolvency or reorganization of Coach.

If an event of default with respect to the outstanding debt securities of a particular series occurs and continues, either the trustee or the holders of at least 25% in aggregate principal amount of such series of outstanding debt securities may declare the principal amount of such series of debt securities to be due and payable immediately; provided that, in the case of certain events of bankruptcy, insolvency or reorganization of Coach (or its successor by consolidation or merger), such principal amount, or portion thereof will automatically become due and payable without any action by the trustee or any holder. However, at any time after an acceleration with respect to the debt securities of a particular series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see “Modification and Waiver” below.

Subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders have offered the trustee security or indemnity satisfactory to the trustee. Subject to such indemnification and certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

Other than with respect to a lawsuit for the payment of principal, premium, if any, and interest on any series of debt securities when due, the indenture provides that no holder of such series of debt securities may institute any action against us under the indenture without first complying with the conditions set forth in the indenture.

We will furnish to the trustee an annual statement as to our performance of certain of our obligations under the indenture in the form of an officer’s certificate.

Payment of Additional Amounts

A “Foreign Successor Issuer” is any Person that is organized in a jurisdiction other than the United States, any state thereof or the District of Columbia and that assumes our obligations under the Notes after the date hereof in accordance with the provisions described in “Consolidation, Merger, Conveyance, Transfer or Lease.”

All payments of principal, premium and interest made by a Foreign Successor Issuer in respect of the Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or within any jurisdiction in which such Foreign Successor Issuer is incorporated or organized or where such Foreign Successor Issuer is otherwise considered by a taxing authority to be a resident or doing business for tax purposes or from or through which such Foreign Successor Issuer makes any payment on the Notes (in each case, including any political subdivision or any authority therein or thereof having the power to tax) (each a “Relevant Jurisdiction”), unless such withholding or deduction of such Taxes is required by law. For the avoidance of doubt, a Relevant Jurisdiction shall not include the United States, any state thereof or the District of Columbia. If a Foreign Successor Issuer is required to make such withholding or deduction, the Foreign Successor Issuer will pay such additional amounts (“Additional Amounts”) as will result in receipt by each holder of any Notes of such amounts as would have been received by such holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:

(i)	in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the holder or beneficial owner of a Note and the Relevant Jurisdiction other than merely holding such Note or receiving principal, premium (if any) or interest in respect thereof (including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);
(ii)	in respect of any Note presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the “relevant date” in relation to any Note means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for;
(iii)	in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the holder or beneficial owner of a Note to comply with a timely request by the Foreign Successor Issuer addressed to the holder or beneficial owner to provide information or certification concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder;
(iv)	in respect of any Taxes imposed as a result of a Note being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;
(v)	in respect of any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;
(vi)	to any holder of a Note that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof;
(vii)	with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (or any amended or successor versions of such Sections) and U.S. Treasury regulations thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to such Sections or any non-U.S. law, regulation or guidance enacted or issued with respect to the foregoing;

(viii)	any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any Note;
(ix)	in respect of any Taxes required to be withheld or deducted where such withholding or deduction is imposed pursuant to European Council Directive 2003/48/EC on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such European Council Directive or any amendment thereto; or
(x)	any combination of Taxes referred to in the preceding items (i) through (ix) above.

Any Foreign Successor Issuer will (i) make any such withholding or deduction required by applicable law and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Foreign Successor Issuer will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Jurisdiction imposing such Taxes. The Foreign Successor Issuer will provide to the Trustee, within a reasonable time after the date the payment of any Taxes so deducted or withheld are due pursuant to applicable law, either a certified copy of tax receipts evidencing such payment, or, if such tax receipts are not reasonably available to the Foreign Successor Issuer, such other documentation that provides reasonable evidence of such payment by the Foreign Successor Issuer.

Any Foreign Successor Issuer will indemnify and hold harmless the holders of Notes, and, upon written request of any holder of Notes, reimburse such holder for the amount of (a) any Taxes levied or imposed by a Relevant Jurisdiction and payable by such holder in connection with payments made under or with respect to the Notes held by such holder; and (b) any Taxes levied or imposed by a Relevant Jurisdiction with respect to any reimbursement under the foregoing clause (a) or this clause (b), so that the net amount received by such holder after such reimbursement will not be less than the net amount such holder would have received if the Taxes giving rise to the reimbursement described in clauses (a) and/or (b) had not been imposed, provided, however, that the indemnification obligation provided for in this paragraph shall not extend to Taxes imposed for which the holder of the Notes would not have been eligible to receive payment of Additional Amounts hereunder by virtue of clauses (i) through (x) in the second full paragraph above or to the extent such holder received Additional Amounts with respect to such payments.

In addition, any Foreign Successor Issuer will pay any stamp, issue, registration, court, documentation, excise or other similar taxes, charges and duties, including interest and penalties with respect thereto, imposed by any Relevant Jurisdiction at any time after the merger described above in respect of the execution, issuance, registration or delivery of the Notes or any other document or instrument referred to thereunder and any such taxes, charges or duties imposed by any Relevant Jurisdiction at any time after the merger described above as a result of, or in connection with, any payments made pursuant to the Notes and/or the enforcement of the Notes and/or any other such document or instrument.

Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any Note, such mention shall be deemed to include the payment of Additional Amounts provided for in the indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the indenture.

The obligation to make payments of Additional Amounts under the terms and conditions described above will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any successor Person to any Foreign Successor Issuer (other than a Person organized under the laws of the United States, any state thereof or the District of Columbia) and to any jurisdiction in which such successor is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents.

Optional Redemption for Changes in Withholding Taxes

A Foreign Successor Issuer may redeem any series of Notes at its option, at any time in whole but not in part, upon not less than 30 nor more than 60 days’ notice (which notice will be irrevocable), at a redemption price equal to 100% of the outstanding principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date fixed for redemption and any Additional Amounts (if any) then due and which will become due on the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), in the event that such Foreign Successor Issuer determines in good faith that such Foreign Successor Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, Additional Amounts and such obligation cannot be avoided by taking reasonable measures available to such Foreign Successor Issuer (including making payment through a paying agent located in another jurisdiction), as a result of:

(1)	a change in or an amendment to the laws (including any regulations or rulings promulgated thereunder) of any Relevant Jurisdiction affecting taxation, which change or amendment is announced or becomes effective on or after the date on which a Foreign Successor Issuer becomes a Foreign Successor Issuer (or, where a jurisdiction in question does not become a Relevant Jurisdiction until a later date, such later date); or
(2)	any change in or amendment to any official position of a taxing authority in any Relevant Jurisdiction regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date on which a Foreign Successor Issuer becomes a Foreign Successor Issuer (or, where a jurisdiction in question does not become a Relevant Jurisdiction until a later date, such later date).

Notwithstanding the foregoing, no notice of redemption for changes in withholding taxes may be given earlier than 60 days prior to the earliest date on which such Foreign Successor Issuer would be obligated to pay Additional Amounts if a payment in respect of the Notes were then due. At least five calendar days before such Foreign Successor Issuer provides notice of redemption of the Notes, such Foreign Successor Issuer will deliver to the Trustee and paying agent (a) an officers’ certificate stating that such Foreign Successor Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have occurred, (b) an opinion of independent legal counsel of recognized standing (which opinion shall be satisfactory to the Trustee) as to the satisfaction of conditions precedent in connection with such redemption, and (c) an opinion of independent legal counsel of recognized standing (which opinion shall be satisfactory to the Trustee and paying agent) that such Foreign Successor Issuer has or will become obligated to pay Additional Amounts as a result of the circumstances referred to in clause (1) or (2) of the preceding paragraph.

The Trustee and paying agent shall receive and will be entitled to conclusively rely upon the officers’ certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which case they will be conclusive and binding on the holders.

Legal Defeasance and Covenant Defeasance

The indenture provides that Coach may, at its option, elect to discharge its obligations with respect to any series of debt securities (“Legal Defeasance”). If Legal Defeasance occurs, Coach will be deemed to have paid and discharged all amounts owed under the applicable series of debt securities, and the indenture will cease to be of further effect as to such series of debt securities, except that:

•	holders will be entitled to receive timely payments for the principal of, premium, if any, and interest on, such series of debt securities, from the funds deposited for that purpose (as explained below);
•	Coach’s obligations will continue with respect to the issuance of temporary Notes, the registration of debt securities, and the replacement of mutilated, destroyed, lost or stolen debt securities of the applicable series;
•	the trustee will retain its rights, powers, trusts, duties, and immunities, and Coach will retain its obligations in connection therewith; and
•	other Legal Defeasance provisions of the indenture will remain in effect.

In addition, Coach may, at its option and at any time, elect to cause the release of its obligations with respect to most of the covenants in the indenture (“Covenant Defeasance”) with respect to any series of debt securities. If Covenant Defeasance occurs, certain events (not including non-payment events and bankruptcy, insolvency and reorganization events) relating to Coach described under “Events of Default” will no longer constitute events of default with respect to such series of debt securities. Coach may exercise Legal Defeasance regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance (each, a “Defeasance”) with respect to any series of debt securities:

(1)	Coach must irrevocably deposit with the trustee, in trust, for the benefit of holders of the debt securities of such series, U.S. legal tender, U.S. government securities, a combination thereof or other obligations as may be provided with respect to such series of debt securities, in amounts that will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the applicable series of debt securities on the stated date for payment or any redemption date thereof, and the trustee must have, for benefit of holders of such debt securities, a valid and perfected security interest in the obligations so deposited;
(2)	in the case of Legal Defeasance, Coach must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:
•	Coach has received from, or there has been published by, the Internal Revenue Service, a ruling, or
•	since the date of the indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that beneficial owners of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, Coach must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that beneficial owners of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;
(4)	no default or event of default with respect to such debt securities may have occurred and be continuing under the indenture on the date of the deposit with respect to such series of debt securities (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit); in addition, no event of default relating to bankruptcy or insolvency may occur at any time from the date of the deposit to the 91st calendar day thereafter;
(5)	the Legal Defeasance or Covenant Defeasance may not result in a breach or violation of, or constitute a default under any material agreement or instrument (excluding the indenture) to which Coach or any of its subsidiaries is a party or by which Coach or any of its subsidiaries is bound;
(6)	Coach must deliver to the trustee an officers’ certificate stating that the deposit was not made by Coach with the intent of preferring the holders of such debt securities over any other creditors of Coach or the intent to hinder, delay or defraud any other of its creditors;
(7)	the Legal Defeasance or Covenant Defeasance may not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless that trust is qualified, or exempt from regulation, under that Act; and
(8)	Coach must deliver to the trustee an officers’ certificate confirming the satisfaction of conditions in clauses (1) through (6) above, and an opinion of counsel confirming the satisfaction of the conditions in clauses (1) (with respect to the validity and perfection of the security interest), (2), (3) and (5) above.

If the amount deposited with the trustee to effect a Covenant Defeasance is insufficient to pay the principal of, premium, if any, and interest on, the applicable series of debt securities when due, then Coach’s obligations under the indenture and such series of debt securities will be revived, and such Defeasance will be deemed not to have occurred.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect with respect to debt securities of a particular series, when:

•	either:
•	all debt securities of such series that have been authenticated and, except for lost, stolen or destroyed debt securities of such series that have been replaced or paid and debt securities of such series for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us, have been delivered to the trustee for cancellation; or
•	all debt securities of such series that have not been delivered to the trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) if redeemable in accordance with the terms of such debt securities, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense;

and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of debt securities of such series, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness (including all principal, premium, if any, and interest) on such series of debt securities not delivered to the trustee for cancellation (in the case of debt securities of such series that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be:

•	we have paid or caused to be paid all other sums payable by us under the indenture in respect of the debt securities of such series; and
•	we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of such debt securities at maturity or on the redemption date, as the case may be.

In addition, we must deliver an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Modification and Waiver

Modifications and amendments of the indenture with respect to any series of debt securities outstanding may be made by us and the trustee with the consent of holders of a majority in aggregate principal amount of such series, except that no such modification or amendment may, without the consent of the holder of each outstanding debt security of the applicable series affected thereby:

•	extend the stated maturity date of the principal of, or any installment of principal of or interest on, any such debt security, or reduce the principal amount of or the rate (or extend the time for payment) of interest on, or any premium payable upon the redemption of, any such debt security;
•	reduce the amount of principal payable upon acceleration of the maturity thereof;
•	change the place or currency of payment of principal of, or premium, if any, or interest on, any such debt security;
•	impair the right to institute suit for the enforcement of any payment on, or with respect to, any such debt security;
•	reduce the percentage in aggregate principal amount of such series of outstanding debt securities, the consent of the holders of which is required for any amendment, supplemental indenture or waiver provided for in the indenture;

•	modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security of the series affected thereby;
•	cause any such debt security to become subordinate in right of payment to any other debt, except to the extent provided in the terms of such security; or
•	if such debt security provides that the holder may require us to repurchase or convert such debt security, impair such holder’s right to require repurchase or conversion of such debt security on the terms provided therein.

We and the trustee may also modify and amend the indenture without the consent of any holder of debt securities:

•	to cure any ambiguity, defect or inconsistency in the indenture; provided that such amendments or supplements shall not adversely affect the interests of the holders in any material respect;
•	to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);
•	to evidence and provide for the acceptance of appointment under the Indenture with respect to the debt securities of any or all series by a successor trustee;
•	to establish the form or forms or terms of debt securities of any series or of the coupons appertaining to such debt securities as permitted by the indenture;
•	to add covenants for the benefit of the holders, to surrender any of our rights or to add circumstances under which we will pay additional interest on the debt securities; or
•	to make any change that does not adversely affect the rights of any holder.

The holders of a majority in aggregate principal amount of any series of outstanding debt securities may, on behalf of the holders of all such debt securities, waive our compliance with certain restrictive provisions of the indenture or such series of debt securities. The holders of a majority in aggregate principal amount of any series of outstanding debt securities may, on behalf of the holders of all such debt securities, waive any past default under the indenture, except a default in the payment of the principal of, or premium, if any, or interest on, such debt securities or in respect of any provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected thereby.

The Trustee

U.S. Bank National Association is trustee under the indenture and has been appointed by us as registrar and paying agent with regard to the Notes. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the Notes will be effected initially by the trustee or its agent acting as trustee, paying agent or registrar as set forth in the indenture at an office designated by the trustee as its corporate trust office.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default under the indenture, the trustee will exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the Notes of either series, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

The indenture and provisions of the Trust Indenture Act contain limitations on the rights of the trustee, should it become a creditor of Coach, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. If the trustee acquires any conflicting interest, it must eliminate such conflict or resign.

Governing Law and Consent to Jurisdiction

New York law governs the indenture and will govern the Notes. A Foreign Successor Issuer will irrevocably submit to the non-exclusive jurisdiction of any New York state court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal action or proceeding arising out of or in relation to the indenture or the Notes of either series, and will agree that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.

A Foreign Successor Issuer will agree that, to the extent that such Foreign Successor Issuer is or will become entitled to any sovereign or other immunity, such Foreign Successor Issuer will waive such immunity in respect of its obligations under the indenture.

Book-Entry System; Delivery and Form

The Notes of each series will be deposited with the trustee on behalf of The Depository Trust Company (the “Depositary”), in the form of one or more global notes. The Notes will be issued as fully-registered securities registered in the name of Cede & Co. (the Depositary’s nominee) or such other name as may be requested by an authorized representative of the Depositary. So long as the Depositary or its nominee is the registered owner of a global note, the Depositary or that nominee will be considered the sole owner or holder of the Notes represented by that global note for all purposes under the indenture and under the Notes of the applicable series. Except as provided below, owners of beneficial interests in a global note will not be entitled to have Notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders thereof under the indenture or under the Notes of the applicable series for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of the Depositary and, if that holder is not a direct participant in the Depositary, on the procedures of the participant through which that holder owns its interest, to receive any payments on or a Note or to exercise any rights of a holder of Notes under the indenture or the global note.

As long as the Depositary is the depositary for the Notes of the relevant series, you may hold interests in the Notes of such series through participants in the Depositary, including Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”). Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the Depositary’s books. The Trustee has no liability or responsibility for the action or inaction of DTC or any other depositary.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the Notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in the Depositary, on the other hand, would also be subject to the rules and procedures of the Depositary.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the Notes through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both the Depositary and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

If the Depositary notifies us at any time that it is unwilling or unable to continue as Depositary and a successor Depositary is not appointed within 90 days of such notice or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor Depositary is not appointed within 90 days, we will issue Notes in certificated form in exchange for global notes. The indenture permits us to determine at any time and in our sole discretion that debt securities of any series shall no longer be represented by global notes. We would issue definitive certificates in exchange for any beneficial interests withdrawn. We will also issue Notes in certificated form in exchange for global notes if such exchange is made upon request by or on behalf of the Depositary for such global notes in accordance with customary procedures, following the request of a Beneficial Owner seeking to exercise or enforce its rights under the Notes.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes material U.S. federal income tax consequences of owning and disposing of Notes issued by Coach in this offering. This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment or other circumstances. This summary applies to you only if you are a beneficial owner of a Note that holds the Note as a capital asset (generally, investment property), and you acquire the Note for cash in this offering for a price equal to the “issue price” of the applicable series of Notes (i.e., the first price at which a substantial amount of Notes of the applicable series is sold for money to investors, other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). In addition, this summary does not address special U.S. federal income tax rules that may be applicable to certain categories of beneficial owners of Notes, such as:

•	dealers in securities or currencies;
•	traders in securities;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	persons holding Notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;
•	persons subject to the alternative minimum tax;
•	certain U.S. expatriates;
•	financial institutions;
•	insurance companies;
•	controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations;
•	entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts; and
•	pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities.

If you are an entity or arrangement classified as a partnership for U.S. federal tax purposes considering purchasing Notes, or a partner in such a partnership, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. You should consult your own tax advisor regarding the U.S. federal income tax consequences of owning and disposing of Notes.

This summary is based on U.S. federal income tax law, including the Code, Treasury regulations, administrative rulings and judicial authority, all as in effect or in existence as of the date of this prospectus supplement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of owning and disposing of Notes as set forth in this summary. We cannot assure you that the Internal Revenue Service (the “IRS”), will not challenge one or more of the tax consequences described in this summary, and we have not obtained, nor do we intend to obtain, any ruling from the IRS or opinion of counsel with respect to the tax consequences of the ownership or disposition of the Notes. In addition, this summary does not discuss any U.S. federal tax consequences other than U.S. federal income tax consequences, such as gift or estate tax consequences or the Medicare tax on certain investment income, or any U.S. state or local income or non-U.S. income or other tax consequences. Before you purchase Notes, you should consult your own tax advisor regarding the particular U.S. federal, state and local and non-U.S. income and other tax consequences of owning and disposing of Notes that may be applicable to you.

Effect of Certain Contingencies

As described elsewhere in this prospectus supplement, the amount and timing of payments on a Note are subject to certain contingencies, including as described under “Description of the Notes—Special Mandatory Redemption,” and we may be obligated to pay additional interest on the Notes, as described under “Description of the Notes—Interest Rate Adjustment.” Certain debt instruments that are subject to contingencies are governed by special rules applicable to “contingent payment debt instruments.” According to the applicable Treasury regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies in the aggregate, as of the date of issuance, are remote or incidental or, in certain circumstances, if it is “significantly more likely than not” that none of such contingencies will occur. Coach does not intend to treat the Notes as contingent payment debt instruments under these rules. Coach’s determination will generally be binding on all beneficial owners of Notes; however, Coach’s position is not binding on the IRS and there is no assurance that the IRS would agree with Coach’s determination. If the Notes were treated as contingent payment debt instruments, a beneficial owner of a Note might be required to accrue ordinary income on such Note at a rate in excess of the stated interest rate and to treat income recognized on the taxable disposition of such Note as ordinary income, rather than capital gain, and to suffer additional adverse U.S. federal income tax consequences. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments. Before you purchase Notes, you should consult your own tax advisor regarding the U.S. federal income tax consequences if the Notes were treated as contingent payment debt instruments for U.S. federal income tax purposes.

U.S. Holders

The following summary applies to you only if you are a U.S. Holder (as defined below). A “U.S. Holder” is a beneficial owner of a Note or Notes that is for U.S. federal income tax purposes:

•	an individual who is citizen or resident of the United States;
•	a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of the source of that income; or
•	a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

Payments of Stated Interest

Stated interest on a Note held by you will be included in your gross income and taxed as ordinary interest income at the time such interest is accrued or received in accordance with your method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of Notes

Upon the sale, redemption, retirement, exchange or other taxable disposition of a Note, you generally will recognize taxable gain or loss equal to the difference, if any, between:

•	the amount realized on the disposition (less any amount attributable to accrued but unpaid stated interest on the Note); and
•	your tax basis in the Note, which generally will be its cost.

Any amount realized on the disposition that is attributable to accrued but unpaid stated interest will be taxable as ordinary interest income to the extent not previously included in your gross income in the manner described above under “—Payments of Stated Interest.” Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if, at the time of the disposition, you have held such Note for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate U.S. Holder, under current law your long-term capital gain generally will be subject to a preferential rate of U.S. federal income tax.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to payments to a U.S. Holder of stated interest on your Notes and the proceeds of a sale or other disposition (including a retirement or redemption) of your Notes.

In general, “backup withholding” (currently at a rate of 28%) may apply:

•	to any payments made to you of stated interest on your Notes, and
•	to payment of the proceeds of a sale or other disposition (including a redemption or retirement) of your Notes,

if you are a U.S. Holder, and not otherwise exempt, and you fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax and may be credited against your U.S. federal income tax liability (which may result in your being entitled to a refund of U.S. federal income tax), provided that correct information is timely provided to the IRS.

Non-U.S. Holders

The following summary applies to you if you are a beneficial owner of a Note and you are neither a U.S. Holder (as defined above) nor an entity or arrangement classified as a partnership for U.S. federal tax purposes (a “Non-U.S. Holder”).

U.S. Federal Withholding Tax

Subject to the discussions below regarding backup withholding and FATCA (as defined below), U.S. federal withholding tax will generally not apply to payments of stated interest on your Notes under the “portfolio interest” exception of the Code, provided that:

•	you do not, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury regulations thereunder;
•	you are not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Code);
•	you are not a bank receiving interest described in section 881(c)(3)(A) of the Code; and
•	such stated interest is not effectively connected with your conduct of a trade or business within the United States and you provide a signed written statement, on an IRS Form W-8BEN or W-8BEN-E (or other applicable form) which can reliably be associated with you, certifying under penalties of perjury that you are not a “United States person” within the meaning of the Code, and providing your name and address to:
(A)	the applicable withholding agent; or
(B)	a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your Notes on your behalf and that certifies to the applicable withholding agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides the applicable withholding agent with a copy of this statement.

The applicable Treasury regulations provide alternative methods for satisfying the foregoing certification requirement. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of stated interest made to you will be subject to 30% U.S. federal withholding tax unless you provide the applicable withholding agent with a properly executed (1) IRS Form W-8ECI (or other applicable form) stating that interest paid on your Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business within the United States or (2) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

Any gain recognized upon a sale, exchange, retirement, redemption or other taxable disposition of a Note (other than any amount representing accrued but unpaid stated interest, which is treated as described immediately above) generally will not be subject to U.S. federal withholding tax, subject to the discussions below regarding backup withholding and FATCA, as defined below.

U.S. Federal Income Tax

Except for the possible application of U.S. federal withholding tax discussed above, and subject to the discussions below regarding backup withholding and FATCA, as defined below, you generally will not have to pay U.S. federal income tax on payments of principal and stated interest on your Notes, or on any gain realized from (or accrued stated interest treated as received in connection with) the sale, exchange, redemption, retirement or other taxable disposition of your Notes unless:

•	in the case of stated interest payments or disposition proceeds representing accrued stated interest, you cannot satisfy the requirements of the “portfolio interest” exception described above (and your U.S. federal income tax liability has not otherwise been fully satisfied through the U.S. federal withholding tax described above);
•	in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your Notes and specific other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S.-source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though you are not considered a resident alien under the Code); or
•	any stated interest or gain is effectively connected with your conduct of a trade or business within the United States and, if required by an applicable income tax treaty, is attributable to a United States “permanent establishment” maintained by you.

If you are engaged in a trade or business within the United States, and stated interest or gain in respect of your Notes is effectively connected with the conduct of your trade or business (and, if required by an applicable income tax treaty, is attributable to a United States “permanent establishment” maintained by you), the stated interest or gain generally will be subject to U.S. federal income tax on a net basis at the regular graduated rates and in the manner applicable to a U.S. Holder (although the stated interest will be exempt from the withholding discussed in the preceding paragraphs if you provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) on or before any payment date to claim the exemption). In addition, if you are a Non-U.S. Holder that is a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under an applicable income tax treaty.

Backup Withholding and Information Reporting

Backup withholding and certain information reporting will not apply to payments of interest made on the Notes to you if you have provided to the applicable withholding agent the required certification that you are not a “United States person” within the meaning of the Code as described in “—U.S. Federal Withholding Tax” above, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person. However, the applicable withholding agent may be required to report to the IRS and to you payments of stated interest on the Notes and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such stated interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement.

The gross proceeds from the sale, exchange, retirement, redemption or other disposition of your Notes may be subject, in certain circumstances discussed below, to information reporting and backup withholding (currently at a rate of 28%). If you sell your Notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your Notes through a non-U.S. office of a broker that is a “United States person” (as defined in the Code) or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that you are not a United States person and certain other conditions are met or you otherwise qualify for an exemption. If you receive payment of the proceeds from a sale of your Notes through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide an IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying that you are not a United States person or you otherwise qualify for an exemption, provided that the broker does not have actual knowledge, or reason to know, that you are a United States person or that the conditions of any other exemption are not, in fact, satisfied.

You should consult your own tax advisor regarding application of the backup withholding rules in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your U.S. federal income tax liability, provided the required information is timely provided to the IRS.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source interest (including interest paid on Notes) and (ii) the gross proceeds from the sale or other disposition of an obligation that produces U.S.-source interest (including the sale, exchange, redemption, retirement or other taxable disposition of Notes) after December 31, 2018, in each case, paid to certain foreign entities, either as beneficial owners or as intermediaries, unless such foreign entity complies with (x) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (y) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a U.S. Holder or a Non-U.S. Holder holds its Notes will affect the determination of whether such withholding is required. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to U.S. Holders or Non-U.S. Holders in respect of any amounts withheld under FATCA. U.S. Holders that own their interests in a Note through a foreign entity or intermediary, and Non-U.S. Holders, are encouraged to consult their tax advisors regarding FATCA.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC are acting as representatives (the “Representatives”) of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the Representatives, on behalf of the underwriters, we have agreed to sell to the underwriters, and the Representatives have agreed, on behalf of the underwriters, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriters	Aggregate Principal Amount of 2022 Notes to be Purchased	Aggregate Principal Amount of 2027 Notes to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$
J.P. Morgan Securities LLC
HSBC Securities (USA) Inc.

Total	$	$

Subject to the terms and conditions set forth in the underwriting agreement, the Representatives have agreed, on behalf of the underwriters, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended (“Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The Representatives have advised us that the underwriters propose initially to offer the Notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such prices less a concession not in excess of       % of the principal amount, in the case of 2022 Notes and       % of the principal amount, in the case of 2027 Notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

It is expected that delivery of the Notes will be made against payment therefor on or about June    , 2017, which is the tenth business day following the date of pricing of the notes (such settlement cycle being referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next succeeding six business days will be required, by virtue of the fact that the Notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

The expenses of the offering, not including the underwriting discount, are estimated at $       and are payable by us.

New Issue of Notes

The Notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the

Notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the Notes or that active public markets for the Notes will develop. If active public trading markets for the Notes do not develop, the market prices and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

We have agreed that we will not, for a period commencing on the date of the underwriting agreement and ending on the closing date, without first obtaining the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued by the Company and having a tenor of more than one year, except for the Notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the Notes of any series in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes of a series than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes of such series in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes of a series in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes of the applicable series or preventing or retarding a decline in the market price of such Notes. As a result, the price of such Notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes of any series. In addition, neither we nor any of the underwriters make any representation that the Representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, various financial advisory, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters have affiliates that have acted in the past or are currently acting as lenders and/or agents to us under our credit facility and other ordinary course banking activities, and such affiliates have received, or may in the future receive, customary fees for those transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for the underwriters for any such offer; or
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Relevant Member State who initially acquires any Notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (i) it is a “qualified investor” as defined in the Prospectus Directive and (ii) in the case of any Notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (a) the Notes acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive or in circumstances in which the prior consent of the underwriters has been given to the offer or resale or (b) where Notes have been acquired by it on behalf of persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, the offer of those Notes to it is not treated under the Prospectus Directive as having been made to such persons. We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, (i) the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; and (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and
•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

Each underwriter has represented and agreed that:

•	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer or invitation to the public within the meaning of the C(WUMP)O; and
•	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Act No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 except:

(1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

Certain legal matters in connection with the offered debt securities will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York and Venable LLP, Baltimore, Maryland. Davis Polk & Wardwell LLP, New York, New York, will pass on the validity of the Notes offered through this prospectus supplement for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements as of July 2, 2016 and June 27, 2015, and for each of the three fiscal years ended July 2, 2016 of the Company, and related financial statement schedule, incorporated in this prospectus supplement by reference from the 2016 Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements as of December 31, 2016 and January 2, 2016, and for each of the three fiscal years in the period ended December 31, 2016 of Kate Spade, incorporated by reference in this prospectus supplement from the Company’s Current Report on Form 8-K filed on May 31, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Debt Securities

This prospectus contains a general description of debt securities of one or more different series which we may offer for sale from time to time. The specific terms of the debt securities will be contained in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

We may offer the debt securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these debt securities to or through one or more underwriters, dealers, agents, or directly to purchasers, on a continuous or delayed basis.

The debt securities will be issued by Coach, Inc. See “Description of the Debt Securities.”

Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus before investing in our debt securities.

Our common stock is listed on the New York Stock Exchange under the symbol “COH.”

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 1, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that Coach, Inc., a Maryland corporation, which is also referred to as “Coach,” “the Company,” “our company,” “we,” “us,” “ourselves” and “our,” has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration procedure. Under this procedure, we may offer and sell from time to time, debt securities, in one or more series, which we refer to in this prospectus as the “debt securities.”

To understand the terms of the debt securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information regarding us and our financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, we will prepare and distribute a prospectus supplement that will describe the specific amounts, prices and terms of the debt securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the debt securities covered by the prospectus supplement.

We may sell debt securities to underwriters who will sell the debt securities to the public on terms fixed at the time of sale. In addition, the debt securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the debt securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.

The prospectus supplement will also contain, with respect to the debt securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain information about us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the debt securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended June 28, 2014 (filed on August 15, 2014);

•	Our Quarterly Report on Form 10-Q for the quarter ended September 27, 2014 (filed on November 6, 2014)
•	Our Current Reports on Form 8-K and Form 8-K/A (filed on July 2, 2014, July 17, 2014, September 9, 2014, September 10, 2014, September 22, 2014, September 25, 2014 and November 12, 2014); and
•	The portions of our Definitive Proxy Statement on Schedule 14A (filed on September 26, 2014) which were incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 28, 2014 (filed on August 15, 2014).

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished pursuant to Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website (http://www.coach.com/investors) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning us at the following address:

Coach, Inc.
516 West 34th Street
New York, NY 10001
Attention: Investor Relations
Telephone: 212-594-1850

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the debt securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus, and the documents incorporated by reference in this document, contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and are based on management’s current expectations. These forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “may,” “will,” “should,” “expect,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential,” the negative of these terms or comparable terms.

Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended June 28, 2014, our Quarterly Report on Form 10-Q for the quarter ended September 27, 2014 and in our other filings made from time to time with the SEC after the date of the registration statement of which this prospectus is a part, as well as:

•	the impact of the challenging state of the global economy on consumer purchases of premium lifestyle products that we offer for sale;
•	our ability to continue to expand or grow our business, including international expansion, and the impact of consumer demand, behavior and purchasing trends;
•	our ability to successfully execute our multi-year transformation initiatives;
•	the impact of excess inventories should we misjudge consumer demand;
•	changes in the competitive marketplace, including the development of new products by our competitors;
•	our ability to retain the value of the Coach brand and timely respond to changing fashion and retail trends;
•	legal, regulatory, tax, political, economic and other risks associated with operating in international markets, including risks related changes in exchange rates, political or economic instability in major market, repatriation of foreign cash, natural and other disasters and changes in legal and regulatory requirements;
•	fluctuations in our stock price;
•	our ability to adequately protect our intellectual property and curb the sale of counterfeit merchandise;
•	our ability to secure our computer systems and those of our third-party service providers from cybersecurity threats, including a privacy or data security breach;
•	our exposure to risks inherent in global sourcing activities, including risks associated with cost fluctuations relating to raw materials, transportation, and labor costs;
•	the impact of leasing retail space subject to long-term and non-cancelable leases;
•	our ability to attract, develop and retain qualified employees, including key personnel;
•	the impact on our North American wholesale business of consolidations, liquidations, restructurings and other ownership changes in the retail industry;
•	the impact on our licenses should our licensing partners fail to preserve the value of our licenses or changes in our relationships with licensing partners;
•	the impact of seasonality and quarterly fluctuations in sales of our products on our operating results;
•	the impact of our inability to pay quarterly dividends at expected levels;
•	changes in our credit profile or deterioration in market conditions;
•	changes to our anticipated effective tax rates in future years; and
•	the impact of relocating to our new global corporate headquarters, including cost overruns and disruptions in our operations.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including quarterly reports on Form 10-Q, our most recent annual report on Form 10-K, current reports on Form 8-K and proxy statements.

All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

THE COMPANY

Founded in 1941, we have grown from a family-run workshop in a Manhattan loft to a leading New York design house of modern luxury accessories and lifestyle collections. Coach is one of the most recognized fine accessories brands in the United States and in targeted international markets. We offer premium lifestyle accessories to a loyal and engaged customer base and provide consumers with fresh, compelling and innovative products that are extremely well made, at an attractive price. Our product offering uses a broad range of high quality leathers, fabrics and materials. In response to our customer’s demands for both fashion and function, we offer updated styles and multiple product categories which address an increasing share of our customer’s accessory wardrobe. We created a sophisticated, modern and inviting environment to showcase our product assortment and reinforce a consistent brand positioning wherever the consumer may shop. We utilize a flexible, cost-effective global sourcing model, in which independent manufacturers supply our products, allowing us to bring our broad range of products to market rapidly and efficiently.

We offer a number of key differentiating elements that set us apart from the competition, including:

A Distinctive Brand — The Coach brand represents a blend of classic American style with a distinctive New York spirit, offering a design that is known for a distinctive combination of style and function. We offer lifestyle products that we believe are relevant, extremely well made and provide excellent value.

A Market Leadership Position With Growing International Recognition — We are a global leader in premium handbags and lifestyle accessories. Our long-standing reputation and distinctive image have been consistently developed across an expanding number of products, sales channels and international markets, including within North America, in which we are the leading brand, and in Japan, where we are the leading imported luxury handbag and accessories brand by units sold. We are also gaining traction in China and other Asian markets, Europe and Latin America.

A Loyal And Involved Consumer — Our consumers have a strong emotional connection with the brand. Part of our everyday mission is to cultivate consumer relationships by strengthening this emotional connection.

A Multi-Channel Global Distribution Model — Our products are available in image-enhancing locations globally wherever our consumer chooses to shop, including: retail and outlet stores, directly operated concession shop-in-shops, online, and department and specialty stores. This allows us to maintain a dynamic balance as results do not depend solely on the performance of a single channel or geographic area. Our stores showcase the world of Coach and enhance the shopping experience while reinforcing the image of our brand. The modern store design creates a distinctive environment to display our products. We have committed a future investment of approximately $570 million to further elevate our in-store imagery. Store associates are trained to maintain high standards of visual presentation, merchandising and customer service.

Innovation With A Consumer-Centric Focus — We listen to our consumers through rigorous consumer research and strong consumer orientation. To truly understand globalization and its impact on us, we also need to understand the local context in each market, learning about our consumer wherever Coach is sold. We work to anticipate the consumer’s changing needs by keeping the product assortment fresh and compelling.

Our product offerings include modern luxury accessories and lifestyle collections, including women’s and men’s bags, women’s and men’s small leather goods, business cases, footwear, wearables (including outerwear), watches, weekend and travel accessories, scarves, sunwear, fragrance, jewelry, travel bags and other lifestyle products.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, see “Where You Can Find More Information.”

Our principal executive office is located at 516 West 34th Street, New York, New York 10001 Telephone: 212-594-1850.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in this prospectus and the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for Coach is set forth below for the periods indicated.

	Three Months Ended	Year Ended
	September 27, 2014	June 28, 2014	June 29, 2013	June 30, 2012	July 2, 2011	July 3, 2010
Ratio of earnings to fixed charges(1)	7.9x	11.4x	17.0x	18.2x	19.4x	17.7x
(1)	For purposes of computing the above ratios of earnings to fixed charges, earnings are defined as net income before income taxes and excluding loss from equity investees, plus fixed charges that are charged against income. Fixed charges consist of interest expense, including the amortization of deferred financing costs, and the portion of rent expense that is considered to be representative of the interest embedded in the related leases.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities described in this prospectus as set forth in the applicable prospectus supplement.

DESCRIPTION OF THE DEBT SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus.

PLAN OF DISTRIBUTION

We may offer and sell the debt securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;
•	directly to one or more other purchasers;
•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the debt securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	through agents on a best-efforts basis; or
•	otherwise through a combination of any of the above methods of sale.

Each time we sell debt securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the debt securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the debt securities and the proceeds we will receive from the sale of the debt securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•	any commissions allowed or paid to agents;
•	any securities exchanges on which the debt securities may be listed;
•	the method of distribution of the debt securities;
•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•	any other information we think is important.

If underwriters or dealers are used in the sale, the debt securities will be acquired by the underwriters or dealers for their own account. The debt securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the debt securities may be listed or quoted at the time of sale;
•	in transactions in the over-the-counter market;
•	in block transactions in which the broker or dealer so engaged will attempt to sell the debt securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•	through the writing of options; or
•	through other types of transactions.

The debt securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the debt securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered debt securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The debt securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

Offers to purchase the debt securities offered by this prospectus may be solicited, and sales of the debt securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the debt securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of debt securities under this prospectus may be customers of, engage in transactions with, and perform services for us or other affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses. Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving securities and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

The applicable prospectus supplement may set forth restrictions or limitations, or refer to applicable laws or regulations, relating to offers or sales of the debt securities or the distribution of this prospectus and the applicable prospectus supplement in specified jurisdictions outside the United States.

Any underwriters to which offered debt securities are sold by us for public offering and sale may make a market in such debt securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The anticipated date of delivery of the debt securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. In an underwritten offering of debt securities, the underwriters will expect to deliver the notes against payment therefor on or about a date that will be specified on the cover page of the applicable prospectus supplement. That date may be between the third and tenth business day following the date of that prospectus supplement. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the settlement date is later than the third business day following the date of that prospectus supplement, any purchaser who wishes to trade the debt securities on the date of the applicable prospectus supplement or on the subsequent days prior to the settlement date, will be required, by virtue of the fact that the sale of the debt securities initially will settle on such later business day, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

To comply with the securities laws of some states, if applicable, the debt securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the debt securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

This prospectus and an applicable prospectus supplement may be made available in electronic format on the Internet sites of, or through online services maintained by, any of the underwriters, dealers, agents and selling group members participating in connection with any offering of debt securities or by one or more of their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, dealer, agent, selling group member or affiliate thereof, prospective investors may be allowed to place orders for the purchase of debt securities online. Any such allocation for online distributions will be made by the underwriter, dealer or agent on the same basis as other allocations.

Other than this prospectus and an applicable prospectus supplement in electronic format, the information on the underwriter’s, dealer’s, agent’s or any selling group member’s web site and any information contained in any other web site maintained by the underwriter, dealer, agent or any selling group member is not part of this prospectus, the prospectus supplement or supplements or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any of the underwriters, dealers, agents or selling group members in its capacity as underwriter, dealer, agent or selling group member and should not be relied upon by investors.

LEGAL MATTERS

Certain legal matters in connection with the offered debt securities will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York and Venable LLP, Baltimore, Maryland. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Coach, Inc.’s Annual Report on Form 10-K and the effectiveness of Coach, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

COACH, INC.

$
   % Senior Notes due 2022

$
   % Senior Notes due 2027

PROSPECTUS SUPPLEMENT

June    , 2017

Joint Book-Running Managers

BofA Merrill Lynch		J.P. Morgan
HSBC